                                                                EXECUTION COPY









                                    CARCORP, INC.









                             RECEIVABLES SALE AGREEMENT











                              Dated as of July 13, 1994

                                  TABLE OF CONTENTS


                                                                          Page



                                      ARTICLE I

                                     DEFINITIONS

        1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . 1
        1.2  Other Definitional Provisions . . . . . . . . . . . . . . . . . 1

                                      ARTICLE II

                           PURCHASE AND SALE OF RECEIVABLES

        2.1  Purchase and Sale of Receivables  . . . . . . . . . . . . . . . 2
        2.2  Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . 3
        2.3  Payment of Purchase Price . . . . . . . . . . . . . . . . . . . 3
        2.4  No Repurchase . . . . . . . . . . . . . . . . . . . . . . . . . 5
        2.5  Rebates, Adjustments, Returns and Reductions; Modifications . . 5
        2.6  Limited Repurchase Obligation . . . . . . . . . . . . . . . . . 5
        2.7  Obligations Unaffected  . . . . . . . . . . . . . . . . . . . . 6
        2.8  Certain Charges . . . . . . . . . . . . . . . . . . . . . . . . 6
        2.9  Certain Allocations . . . . . . . . . . . . . . . . . . . . . . 6


                                     ARTICLE III

                           CONDITIONS TO PURCHASE AND SALE

        3.1  Conditions Precedent to the Company's Initial Purchase of
               Receivables . . . . . . . . . . . . . . . . . . . . . . . . . 6
        3.2  Conditions Precedent to All the Company's Purchases of
               Receivables . . . . . . . . . . . . . . . . . . . . . . . . . 7
        3.3  Conditions Precedent to Sellers' Obligations  . . . . . . . . . 8
        3.4  Conditions Precedent to the Addition of a Seller  . . . . . . . 9


                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

        4.1  Representations and Warranties of the Sellers Relating to the
               Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . .10
               (a)  Organization, Corporate Powers . . . . . . . . . . . . .10

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                                                                          Page


               (b)  Authorization  . . . . . . . . . . . . . . . . . . . . .10
               (c)  Enforceability . . . . . . . . . . . . . . . . . . . . .11
               (d)  Capitalization . . . . . . . . . . . . . . . . . . . . .11
               (e)  Litigation; Compliance with Laws . . . . . . . . . . . .11
               (f)  Agreements . . . . . . . . . . . . . . . . . . . . . . .11
               (g)  Tax Returns. . . . . . . . . . . . . . . . . . . . . . .12
               (h)  No Material Misstatements  . . . . . . . . . . . . . . .12
               (i)  Employee Benefit Plans . . . . . . . . . . . . . . . . .13
               (j)  Solvency . . . . . . . . . . . . . . . . . . . . . . . .13
         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
               (l)  Indebtedness to Company. . . . . . . . . . . . . . . . .13
               (m)  Lockboxes. . . . . . . . . . . . . . . . . . . . . . . .13
               (n)  Filings  . . . . . . . . . . . . . . . . . . . . . . . .14
               (o)  Receivables Documents  . . . . . . . . . . . . . . . . .14
        4.2  Representations and Warranties of the Sellers Relating to the
               Agreement and the Receivables . . . . . . . . . . . . . . . .14


                                      ARTICLE V

                                AFFIRMATIVE COVENANTS

        5.1  Certificates; Other Information . . . . . . . . . . . . . . . .16
        5.2  Compliance with Laws, etc.  . . . . . . . . . . . . . . . . . .16
        5.3  Preservation of Corporate Existence . . . . . . . . . . . . . .16
        5.4  Visitation Rights . . . . . . . . . . . . . . . . . . . . . . .16
        5.5  Keeping of Records and Books of Account . . . . . . . . . . . .17
        5.6  Location of Records . . . . . . . . . . . . . . . . . . . . . .17
        5.7  Computer Files  . . . . . . . . . . . . . . . . . . . . . . . .17
        5.8  Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . .17
        5.9  Taxes; ERISA  . . . . . . . . . . . . . . . . . . . . . . . . .17
        5.10  Collections  . . . . . . . . . . . . . . . . . . . . . . . . .18
        5.11  Lockbox Agreements; Lockbox Accounts . . . . . . . . . . . . .18
        5.12  Furnishing Copies, etc . . . . . . . . . . . . . . . . . . . .19
        5.13  Obligations with Respect to Obligors and Receivables . . . . .19
        5.14  Responsibilities of the Sellers  . . . . . . . . . . . . . . .19
        5.15  Further Action . . . . . . . . . . . . . . . . . . . . . . . .20


               5.16  Certain Procedures
        6.1  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
        6.2  Extension or Amendment of Receivables . . . . . . . . . . . . .22
        6.3  Change in Payment Instructions to Obligors  . . . . . . . . . .22
        6.4  Change in Name  . . . . . . . . . . . . . . . . . . . . . . . .22

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                                                                          Page
        6.5  Modification of Ledger  . . . . . . . . . . . . . . . . . . . .22
        6.6  Business of the Sellers . . . . . . . . . . . . . . . . . . . .23
        6.7  Accounting of Purchases . . . . . . . . . . . . . . . . . . . .23
        6.8  Chattel Paper . . . . . . . . . . . . . . . . . . . . . . . . .23
        6.9  Ineligible Receivables  . . . . . . . . . . . . . . . . . . . .23


                                     ARTICLE VII

                             PURCHASE TERMINATION EVENTS   . . . . . . . . .23


                                     ARTICLE VIII


                                THE SUBORDINATED NOTES

        8.1  Subordinated Notes  . . . . . . . . . . . . . . . . . . . . . .25
        8.2  Restrictions on Transfer of Subordinated Notes  . . . . . . . .25
                                      ARTICLE IX

                                    MISCELLANEOUS

        9.1  Further Assurances  . . . . . . . . . . . . . . . . . . . . . .26
        9.2  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .26
        9.3  Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . .26
        9.4  Successors and Assigns  . . . . . . . . . . . . . . . . . . . .27
        9.5  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . .27
        9.6  No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . .28
        9.7  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . .28
        9.8  Severability  . . . . . . . . . . . . . . . . . . . . . . . . .28
        9.9  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
        9.10  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .28
        9.11  Construction of Agreement as Security Agreement  . . . . . . .29
        9.12  Waivers of Jury Trial  . . . . . . . . . . . . . . . . . . . .29
        9.13  Jurisdiction; Consent to Service of Process  . . . . . . . . .29
        9.14  Addition of Sellers  . . . . . . . . . . . . . . . . . . . . .30
        9.15  Optional Termination of Seller . . . . . . . . . . . . . . . .30
        9.16  No Bankruptcy Petition . . . . . . . . . . . . . . . . . . . .31
        9.17  Termination  . . . . . . . . . . . . . . . . . . . . . . . . .31
        9.18  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . .31


   ANNEX X     Definitions

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                                                                          Page
   SCHEDULES

         1     Locations of Chief Executive Offices; Locations of
                 Books and Records
         2     Lockboxes
         3     Discounted Percentage
         4     Tax Matters


   EXHIBITS

        A      Form of U.S. Dollar Subordinated Note
        BB     Form of Canadian Dollar Subordinated Note
        CC     Form of Additional Seller Supplement

                    RECEIVABLES SALE AGREEMENT, dated as of July 13, 1994, among Collins & Aikman Products Co., a Delaware corporation ("C&A Products"), Ack-Ti-Lining, Inc., WCA Canada, Inc., Imperial Wallcoverings (Canada), Inc., Imperial Wallcoverings, Inc., The Akro Corporation, Dura Acquisition Corp. and each of the other subsidiaries of C&A Products from time to time parties hereto (each of the foregoing, a "Seller"), C&A Products, as Master Servicer (in such capacity, the "Master Servicer"), and Carcorp, Inc., a Delaware corporation (the "Company").


                                W I T N E S S E T H :


                    WHEREAS, in the ordinary course of business, each Seller generates accounts receivable; and

                    WHEREAS, each Seller desires to sell to the Company, and the Company is willing to purchase from such Seller, all of such Seller's right, title and interest in, to and under the Receivables (as defined herein) now existing or hereafter created and the rights of such Seller in, to and under all Related Property (as so defined) related thereto;

                    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

                    1.1 Defined Terms. Capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in Annex X hereto unless otherwise defined herein.

                    1.2 Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                    (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Sellers and the Company, unless otherwise defined herein, shall have the respective meanings given to them under generally accepted accounting principles.

                    (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


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                                                                          2

                                      ARTICLE II

                           PURCHASE AND SALE OF RECEIVABLES

                    2.1 Purchase and Sale of Receivables. (a) By execution of this Agreement, each of the Sellers does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Company, on the Effective Date, all Receivables owned by the Sellers at the close of business on the Effective Date and all Related Property in respect of such Receivables. Subject to Article VII, as of each Payment Date, each of the Sellers does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Company, all of its right, title and interest in, to and under all Receivables owned by the Sellers at the close of business on such Payment Date and not theretofore conveyed to the Company and all Related Property in respect of such Receivables. The foregoing sale, transfer, assignment, set-over and conveyance and any subsequent sales, transfers, assignments, set-overs and conveyances do not constitute, and are not intended to result in, the creation or an assumption by the Company or any other Person of any obligation of the Sellers in connection with the Receivables or under any agreement or instrument relating thereto, including any obligation to any Obligor.

                    (b) On the Effective Date and on the date of creation of each newly created Receivable, all of the applicable Seller's right, title and interest in and to (i) in the case of the Effective Date, all existing Receivables and Related Property in respect of such Receivables and (ii) in the case of each such date of creation, all such newly created Receivables and all Related Property in respect of such Receivables shall be immediately and automatically sold, assigned, transferred and conveyed to the Company pursuant to paragraph (a) above without any further action by such Seller or any other Person. If any Seller shall not have received payment from the Company of the Purchase Price for any newly created Receivable on the Payment Date therefor in accordance with the terms of subsection 2.3(c), such newly created Receivable and the Related Property with respect thereto shall, upon receipt of notice from the applicable Seller of such failure to receive payment, immediately and automatically be sold, assigned, transferred and reconveyed by the Company to such Seller without any further action by the Company or any other Person.

                    (c) In connection with the foregoing conveyances, each Seller agrees to record and file, or cause to be recorded and filed, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable), and any other similar instruments, with respect to the Receivables and Related Property now existing and hereafter acquired by the Company from the Sellers meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the purchases of the Receivables and Related Property by the Company from the Sellers, and to deliver evidence of such filings to the Company on or prior to the Effective Date. The parties hereto intend that the transfer of Receivables effected by this Agreement be sales.

                    (d) In connection with the foregoing conveyances, each Seller agrees at its own expense, as agent of the Company, that it will (i) indicate or cause to be indicated on the

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                                                                            3

          computer files and other listings relating to the Receivables that all Receivables and Related Property have been sold to the Company and that the Company has sold an interest therein and has granted a security interest in the Company's retained interest therein and (ii) deliver or cause to be delivered to the Company computer files, microfiche lists or typed or printed lists containing true and complete lists of all such Receivables, identified by Obligor and by the Receivables balance as of June 15, 1994.

                    2.2 Purchase Price. The amount payable by the Company to a Seller (the "Purchase Price") for newly created Receivables and Related Property on any Payment Date under this Agreement shall be equal to the product of (a) the aggregate outstanding Principal Amount of such Receivables as set forth in the applicable Daily Report and (b) the Discounted Percentage with respect to such Seller. To the extent the Purchase Price of any Receivable is denominated in Canadian Dollars, the Dollar equivalent of such Purchase Price shall be equal to the Canadian Exchange Percentage thereof.

                    2.3 Payment of Purchase Price. (a) Upon fulfillment of the conditions set forth in Article III, the Purchase Price for Receivables and the Related Property shall be paid or provided for in the manner provided below on each day for which a Daily Report is prepared and delivered to the Company (each such day, a "Payment Date"). Each Seller hereby appoints the Master Servicer as its agent to receive payment of the Purchase Price for Receivables sold by it to the Company and hereby authorizes the Company to make all payments due to such Seller directly to, or as directed by, the Master Servicer. The Master Servicer hereby accepts and agrees to such appointment.

                    (b) The Purchase Price for Receivables and the Related Property with respect thereto purchased by the Company on the Effective Date from each Seller shall be paid by the Company as follows:

                    (i) in cash from the net proceeds of the sale of an interest in such Purchased Receivables by the Company to other Persons; and

                   (ii) in cash from the proceeds of capital contributed by C&A Products to the Company in respect of its equity interest in the Company.


                    (c) The Purchase Price for Receivables and the Related Property with respect thereto purchased by the Company on any Payment Date after the Effective Date shall be paid by the Company on such Payment Date as follows:

                    (i) by netting the amount of any Seller Adjustment Payments or Seller Repurchase Payments pursuant to subsection 2.5 or 2.6 against such Purchase Price;

                   (ii) to the extent available for such purpose, in cash from Collections; it being understood that Canadian Dollar cash Collections shall be applied solely to the Purchase Price of Canadian Dollar denominated Receivables;

                  (iii) to the extent available for such purpose, in cash from the net proceeds of the sale of an interest in such Purchased Receivables by the Company to other Persons;

                   (iv) at the option of the Company, by means of an addition to the principal amount of the Canadian Dollar Subordinated Note or U.S. Dollar Subordinated Note, as appropriate in accordance with this subsection, in an aggregate amount equal to the remaining portion of the Purchase Price; provided, however, that the Company may pay by means of additions to the principal amount of either Subordinated Note only if, at the time of such payment and after giving effect thereto, the fair market value of its assets, including any beneficial interests or indebtedness of a trust and all Receivables and Related Property it owns, after giving effect for this purpose to any Adjustments with respect to the Purchased Receivables or any participation interest therein sold to the Banks under the Receivables Transfer Agreement, is greater than the amount of its liabilities including its liabilities on the Subordinated Notes and in respect of the Purchase Discount Amounts and all fees payable under the Receivables Transfer Agreement. Any such addition to the principal amount of the Subordinated Notes shall be allocated among the Sellers by the Master Servicer provided, however, that additions to the principal amount of the Canadian Dollar Subordinated Note may only be made to evidence the purchase price of Receivables denominated in Canadian Dollars and additions to the U.S. Dollar Subordinated Note may only be made to evidence the purchase price of Receivables denominated in Dollars. The Master Servicer may evidence such payments by means of additions to the principal amount of the appropriate Subordinated Note by recording the date and amount thereof on the books and records of the Master Servicer or the Sellers or on the grid attached to such Subordinated Note; provided that the failure to make any such recordation or any error in such grid shall not adversely affect any Seller's rights; and

                    (v) in cash from the proceeds of capital contributed by C&A Products to the Company in respect of its equity interest in the Company.

                    (d) The Master Servicer may allocate among the Sellers the payment of the Purchase Price for Receivables and any amounts netted therefrom pursuant to subsection 2.3(c)(i). The Company shall be entitled to pay all amounts in respect of the Purchase Price of Receivables to an account of the Master Servicer without regard to whether or how such payments are allocated by the Master Servicer to the Sellers. All payments under this Agreement (i) to the extent such payments are made in Canadian Dollars, shall be made on the date specified therefor in Canadian Dollars in same day funds or by check, as the Master Servicer shall elect, (ii) in all other cases, shall be made on the date specified therefor in Dollars in same day funds or by check, as the Master Servicer shall elect, (iii) in all cases, shall be made not later than 3:00 p.m (New York City time) and (iv) shall be made (x) if to any Seller, to the bank account for such Seller designated in writing by the Master Servicer to the Company and
          (y) if to the Master Servicer, to the bank account designated in writing by the Master Servicer to the Company.

                    (e) Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Amounts not paid when due in accordance with the terms of this Agreement shall bear interest at a rate equal at all times to the ABR plus the Applicable ABR Margin plus 2%, payable on demand.

                    2.4 No Repurchase. Except to the extent expressly set forth herein, no Seller shall have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Company any Purchased Receivables or Related Property or to rescind or otherwise retroactively effect any purchase of any Purchased Receivables or Related Property after the Payment Date relating thereto.

                    2.5 Rebates, Adjustments, Returns and Reductions; Modifications. From time to time a Seller may make Adjustments to Receivables in accordance with this subsection 2.5 and subsection 6.2. The Sellers, jointly and severally, agree to pay to the Company, on the Payment Date immediately succeeding the date of the grant of any Adjustment (regardless of which Seller shall have granted such Adjustment), the amount of any such Adjustment (a "Seller Adjustment Payment"); provided, that, prior to any Purchase Termination Event, any such payments to the Company shall be netted against the Purchase Price of newly created Receivables in accordance with subsection 2.3(c)(i). An "Adjustment" shall mean any rebate, discount, refund or adjustment (including, without limitation, as a result of the application of any special or other discounts or any reconciliations) of any Receivable, the amount owing for any returns (including, without limitation, as a result of the return of any stale goods) or cancellations and the amount of any other reduction of any payment under any Receivable in each case granted or made by the applicable Seller to the related Obligor, provided, that, an "Adjustment" does not include any Charge-Off. The amount of any Adjustment shall be set forth on the first Daily Report prepared after the date of the grant thereof.

                    2.6 Limited Repurchase Obligation. In the event that any of the representations or warranties contained in subsection
          4.2 in respect of any Receivable shall be or have been incorrect in any material respect as of the date made or deemed made, or any Eligible Receivable shall become subject to any defense, dispute, offset or counterclaim of any kind (other than as expressly permitted by this Agreement) or any Seller shall breach any covenant contained in subsection 5.2, 5.8, 6.1, 6.2, 6.3, 6.4, 6.5, 6.8 or 6.9 with respect to any Receivable (each of the foregoing events or circumstances, a "Repurchase Event"), such Receivable shall cease to be an Eligible Receivable on the date on which such Repurchase Event occurs. In addition, if any Repurchase Event shall occur with respect to any Receivable, then the Sellers, jointly and severally, agree to pay to the Company an amount (the "Repurchase Amount") equal to the Purchase Price of such Receivable (whether the Company paid such Purchase Price in cash or otherwise) less Collections received by the Company in respect of such Receivable, regardless of which Seller shall have been responsible for such Repurchase Event, such payment to occur on the 30th day after the day such Repurchase Event becomes known (or should have become known with due diligence) to any Seller (except that if such 30th day is not a Business Day, such payment shall be made on the Business Day immediately succeeding such 30th day) unless such Repurchase Event shall have been cured on or before such 30th day; provided, that, prior to the occurrence of any Purchase Termination Event, any such payments to the Company shall be netted against the Purchase Price of newly created Receivables in accordance with subsection 2.3(c)(i). Any payment by any Seller pursuant to this subsection 2.6 is referred to as a "Seller Repurchase Payment". If, on or prior to such 30th day (or the Business Day immediately succeeding such 30th day, as applicable), any Seller shall so reacquire any such Receivable, then the Company shall have no further remedy against the Sellers in respect of the Repurchase Event with respect to such reacquired Receivable. Upon a Seller Repurchase Payment, the Company shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the applicable Seller, without recourse, representation or warranty, all the right, title and interest of the Company in, to and under such Receivable and the Related Property with respect thereto. The Company shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by such Seller to effect the conveyance of such Receivable pursuant to this section 2.6.

                    2.7 Obligations Unaffected. The obligations of the Sellers to the Company under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or any sale of a Receivable.

                    2.8 Certain Charges. Each of the Sellers and the Company agrees that late charge revenue, reversals of discounts, other fees and charges and other similar items, whenever created, accrued in respect of Purchased Receivables shall be the property of the Company notwithstanding the occurrence of an Early Termination, and all Collections with respect thereto shall continue to be allocated and treated as Collections in respect of Purchased Receivables.

                    2.9 Certain Allocations. Each of the Sellers hereby agrees that, following the occurrence of an Early Termination in respect of any Seller, all Collections and other proceeds received in respect of Receivables generated by such Seller shall be applied first, to pay the outstanding Principal Amount of Purchased Receivables (as of the date of such Early Termination) of the Obligor to whom such Collections are attributable until such Purchased Receivables are paid in full and, second, to such Seller to pay Receivables of such Obligor not sold to the Company; provided, however, that notwithstanding the foregoing, if any such Seller can attribute a Collection to a specific Obligor and a specific Receivable, then such Collection shall be applied to pay such Receivable of such Obligor.


                                     ARTICLE III

                           CONDITIONS TO PURCHASE AND SALE

                    3.1 Conditions Precedent to the Company's Initial Purchase of Receivables. The obligation of the Company to purchase the Receivables and the Related Property hereunder on the Effective Date from any Seller is subject to the conditions precedent, which may be waived by the Company, that (a) each of the Sale Documents shall be in full force and effect and (b) the conditions set forth below shall have been satisfied on or before the Effective Date:

                    (i) the Company shall have received copies of duly adopted resolutions of the Board of Directors of each Seller as in effect on the Effective Date and in form and substance reasonably satisfactory to the Company, authorizing this Agreement, the documents to be delivered by such Seller hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of such Seller;



                   (ii) the Company shall have received duly executed certificates of the Secretary or an Assistant Secretary of each Seller, dated the Effective Date and in form and substance reasonably satisfactory to the Company, certifying the names and true signatures of the officers authorized on behalf of such Seller to sign this Agreement and any instruments or documents in connection with this Agreement;

                  (iii) each Seller shall have filed and recorded, at its own expense, UCC-1 financing statements (and other similar instruments) with respect to the Receivables and the Related Property in such manner and in such jurisdictions as are necessary or desirable to perfect the Company's ownership interest thereof under the Uniform Commercial Code (or any other similar law) and delivered evidence of such filings to the Company on or prior to the Effective Date; and all other action necessary or desirable, in the reasonable judgment of the Company, to perfect the Company's ownership of the Receivables shall have been duly taken;

                   (iv) each Seller shall have delivered to the Company a microfiche, typed or printed list or other tangible evidence reasonably acceptable to the Company showing as of a date no later than five Business Days preceding the Effective Date, the Obligors whose Receivables are to be transferred to the Company on the Effective Date and the balance of the Receivables with respect to each such Obligor as of such preceding date; and

                    (v) the Company shall have received reports of UCC-1 and other searches of the Sellers with respect to the Receivables and the Related Property reflecting the absence of Liens thereon, except Liens created in connection with the sale by the Company of an interest in the Purchased Receivables and except for Liens as to which the Company has received Uniform Commercial Code termination statements to be filed on or prior to the Effective Date.

                    3.2 Conditions Precedent to All the Company's Purchases of Receivables. The obligation of the Company to pay a Seller for any Receivable and the Related Property with respect thereto on each Payment Date (including the Effective Date) shall be subject to the further conditions precedent, which may be waived by the Company, that on such Payment Date:

                    (a) the following statements shall be true (and the acceptance by such Seller of the Purchase Price for any Receivables on any Payment Date shall constitute a

                                                                          8
               representation and warranty by such Seller that on such Payment Date such statements are true):

                         (i) the representations and warranties of such Seller contained in subsections 4.1 and 4.2 shall be true and correct in all material respects on and as of such Payment Date as though made on and as of such date, except insofar as such representations and warranties are expressly made only as of another date; and

                        (ii) no Purchase Termination Event or Incipient Purchase Termination Event shall have occurred and be continuing; and

                       (iii) there has been no material adverse change since the date of this Agreement in the collectibility of the Receivables (other than due to a change in the creditworthiness of the Obligors);

                    (b) the Company shall be satisfied that such Seller's systems, procedures and record-keeping relating to the Purchased Receivables are in all material respects sufficient and satisfactory in order to permit the purchase and administration of the Purchased Receivables in accordance with the terms and intent of this Agreement (it being understood and agreed that as of the date hereof, the Sellers' systems, procedures and record-keeping relating to the Receivables are in all material respects sufficient and satisfactory);

                    (c) the Company shall have received payment in full of all amounts for which payment is due from such Seller pursuant to subsection 2.5, 2.6 or 9.3;

                    (d) the Company shall have received such other approvals, opinions or documents as the Company may reasonably request; and

                    (e) such Seller shall have complied with all of its covenants in all material respects and satisfied all of its obligations in all material respects under this Agreement required to be complied with or satisfied as of such date;

          provided, however, that the failure of any Seller to satisfy any of the foregoing conditions shall not prevent such Seller from subsequently selling Receivables upon satisfaction of all such conditions or exercising its rights under subsection 2.1(b).

                    3.3  Conditions Precedent to Sellers' Obligations.
          (a) The obligations of each Seller on the Effective Date shall be subject to the conditions precedent that such Seller shall have received on or before the Effective Date the following, each dated the Effective Date and in form and substance satisfactory to such Seller:

                    (i) a copy of duly adopted resolutions of the Board of Directors of the Company authorizing this Agreement, the documents to be delivered by the Company hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company; and

                   (ii) a duly executed certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder.

                    (b) The obligations of each Seller on each Payment Date shall be subject to the condition precedent that no Termination Event set forth in paragraph (f) of Article IX of the Receivables Transfer Agreement shall have occurred and be continuing.

                    3.4 Conditions Precedent to the Addition of a Seller. No Subsidiary of C&A Products approved by the Company as an additional Seller pursuant to subsection 9.14 shall be added as a Seller hereunder unless the conditions set forth below shall have been satisfied on or before the date designated for the addition of such Seller (the "Seller Addition Date"):

                    (i) the Company shall have received an Additional Seller Supplement substantially in the form of Exhibit C hereto, duly executed and delivered by such Seller;

                   (ii) the Company shall have received copies of duly adopted resolutions of the Board of Directors of such Seller as in effect on the related Seller Addition Date and in form and substance reasonably satisfactory to the Company, authorizing this Agreement, the documents to be delivered by such Seller hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of such Seller;

                  (iii) the Company shall have received duly executed certificates of the Secretary or an Assistant Secretary of such Seller dated the related Seller Addition Date and in form and substance reasonably satisfactory to the Company, certifying the names and true signatures of the officers authorized on behalf of such Seller to sign the Additional Seller Supplement or any instruments or documents in connection with this Agreement;

                   (iv) a Lockbox Account with respect to Receivables to be sold by such Seller shall have been established in the name of the Company;

                    (v) such Seller shall have filed and recorded, at its own expense, UCC-1 financing statements (and other similar instruments) with respect to the Receivables and the Related Property in such manner and in such jurisdictions as are necessary or desirable to perfect the Company's ownership interest thereof under the Uniform Commercial Code (or any other similar law) and delivered evidence of such filings to the Company on or prior to the date hereof; and all other action necessary or desirable, in the opinion of the Company, to perfect the Company's ownership of the Receivables shall have been duly taken;

                   (vi) such Seller shall have delivered to the Company a microfiche, a typed or printed list or other tangible evidence reasonably acceptable to the Company showing as of a date acceptable to the Company prior to the related Seller Addition Date the Obligors whose Receivables are to be transferred to the Company and the balance of the Receivables with respect to each such Obligor as of such date; and

                  (vii) the Company shall have received reports of UCC-1 and other searches of such Seller with respect to the Receivables and the Related Property reflecting the absence of Liens thereon, except Liens created in connection with the sale by the Company of an interest in the Purchased Receivables and except for Liens as to which the Company has received Uniform Commercial Code termination statements to be filed on or prior to the related Seller Addition Date.


                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

                    4.1 Representations and Warranties of the Sellers Relating to the Sellers. Each Seller hereby represents and warrants to the Company on the Effective Date and on each Payment Date that:

                    (a) Organization, Corporate Powers. It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (ii) has all requisite corporate power and authority, and all material licenses, permits, franchises, consents and approvals, to own or lease its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified and in good standing as a foreign corporation to do business in every jurisdiction where such qualification is necessary, except where the failure so to qualify would not have a Material Adverse Effect and (iv) has the corporate power and authority to execute, deliver and perform this Agreement and each of the other Sale Documents to which it is a party and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party. It does not have any assets or business, nor is it a party to any material contract within the meaning of Item 6.01(b)(10) of Regulation S-K of the Securities and Exchange Commission, other than as disclosed or referred to in the registration statement of which the Preliminary Prospectus is a part or as contemplated hereby and thereby.

                    (b) Authorization. The execution, delivery and performance by it of this Agreement and each of the other Sale Documents to which it is a party, the sale of Receivables by it hereunder and the consummation of the other transactions contemplated by any of the foregoing (collectively, the "Sale Transactions") (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (x) violate (A) any provision of law, statute, rule or regulation (including, without limitation, Regulations G, T, U and X) or the certificate of incorporation or by-laws (or similar governing documents) of such Seller, (B) any applicable order of

                                                                         11
               any court or any rule, regulation or order of any Governmental Authority or (C) any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Seller is a party or by which it or any of its property is bound, (y) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument where any such conflict, violation, breach or default referred to in clause (ii)(x) or (ii)(y) of this subsection, individually or in the aggregate, would have a Material Adverse Effect or (z) result in the creation or imposition of any Lien upon any of its property or assets, except for Liens created under this Agreement and Liens created in connection with the sale by the Company of an interest in the Receivables.

                    (c) Enforceability. Each of this Agreement and each of the other Sale Documents to which it is a party has been duly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (d) Capitalization. All of its Capital Stock is owned directly or indirectly by C&A Products.

                    (e) Litigation; Compliance with Laws. (1) Except as described in the registration statement of which the Preliminary Prospectus is a part, there are not any actions, suits or proceedings at law or in equity or by or before any court or Governmental Authority now pending or, to the knowledge of such Seller, threatened against or affecting such Seller or any of its property or rights as to which there is a reasonable possibility of an adverse determination and which (i) if adversely determined, could individually or in the aggregate result in a Material Adverse Effect or (ii) involve the Transaction Documents or
               (iii) if adversely determined, could materially adversely affect the Sale Transactions.

                    (2) It is not in default with respect to any law, order, judgment, writ, injunction, decree, rule or regulation of any Governmental Authority where such default could have a Material Adverse Effect. The sales hereunder and the use of the proceeds thereof will not violate any applicable law or regulation or violate or be prohibited by any judgment, writ, injunction, decree or order of any court or Governmental Authority or subject such Seller to any civil or criminal penalty or fine. No Purchase Termination Event or Incipient Purchase Termination Event has occurred and is continuing.

                    (f) Agreements. (1) It is not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                    (2) It is not in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could result in a Material Adverse Effect.

                    (g) Tax Returns. It has filed or caused to be filed all Federal, and all material state, local and foreign, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable, and any assessments in excess of $2,000,000 in the aggregate received by it, except taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on its books and taxes, assessments, charges, levies or claims in respect of property taxes for property that it has determined to abandon where the sole recourse for such tax, assessment, charge, levy or claim is to such property. It has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to the periods ending on or before January 29, 1994, which taxes, if not paid or adequately provided for, would have a Material Adverse Effect. The tax returns of such Seller have been examined by relevant Federal tax authorities for all periods through January 26, 1985, and all deficiencies asserted as a result of such examinations have been paid. Except as set forth on Schedule 4, as of the Effective Date, with respect to such Seller, (i) no material claims are being asserted in writing with respect to any taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (iii) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other taxing authority and (iv) no currently pending issues have been raised in writing by the Internal Revenue Service or any other taxing authority. For purposes of this paragraph, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

                    (h) No Material Misstatements. The information, reports, financial statements, exhibits and schedules furnished by or on behalf of such Seller to the Company in connection with the negotiation of any Sale Document or included therein or delivered pursuant thereto did not contain and will not contain as of the Effective Date any material misstatement of fact and did not omit and will not omit to state as of the Effective Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of the Sale Transactions or such Seller.

                    (i) Employee Benefit Plans. Each of such Seller and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder except for such noncompliance which would not be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which such Seller or any of its ERISA Affiliates was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file would not result in a Material Adverse Effect and, as of the Effective Date, the present value of all benefit liabilities under each Plan of such Seller or any of its ERISA Affiliates (on a termination basis and based on those assumptions used to fund such Plan) did not, as of the last annual valuation report applicable thereto, exceed by more than $7,500,000 the value of the assets of such Plan. None of such Seller or any of its ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could result in a Material Adverse Effect. None of such Seller or any of its ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been termi-nated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorgan-ization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

                    (j) Solvency. The fair salable value of the assets of such Seller exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Seller. The assets of such Seller do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Such Seller does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the Recapitalization Transactions but assuming that the Overallotment Option is not exercised).

                    (k) Absence of Certain Restrictions. No indenture, certificate of designation for preferred stock, agreement or other instrument to which such Seller or any of its Subsidiaries is a party will prohibit or materially restrain, or have the effect of prohibiting or materially restraining, or imposing materially adverse conditions upon, the sale of Receivables or the granting of Liens thereon.

                    (l) Indebtedness to Company. Immediately prior to consummation of the transactions contemplated hereby on the Effective Date, it had no outstanding Indebtedness to the Company.

                    (m) Lockboxes. Set forth in Schedule 2 is a complete and accurate description as of the Effective Date of each Lockbox Account currently maintained by such Seller. Each of the Lockbox Agreements, once entered into, shall be the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                    (n) Filings. Upon the making of the filings and the performance of the acts described in the legal opinions delivered pursuant to subsections 6.1(b)(iii) and (iv) of the Receivables Transfer Agreement (which shall be made or performed no later than five Business Days after the Effective Date), all filings and other acts necessary or advisable (including but not limited to all filings and other acts necessary or advisable under the Uniform Commercial Code of each relevant jurisdiction) shall have been made or performed in order to grant the Company a first priority perfected ownership interest in respect of all Receivables.

                    (o) Receivables Documents. Upon the delivery, if any, by such Seller to the Company of licenses, rights, computer programs, related materials, computer tapes, disks, cassettes and data relating to the administration of the Purchased Receivables pursuant to subsection 5.15(d)(5), the Company shall have been furnished with all materials and data necessary to permit immediate collection of the Purchased Receivables without the participation of any Seller in such collection.

                    4.2 Representations and Warranties of the Sellers Relating to the Agreement and the Receivables. Each Seller hereby represents and warrants to the Company on the Effective Date and on each Payment Date that with respect to the Receivables being paid for as of such date:

                    (a) Receivables Description. The microfiche, printed or typed list or computer file delivered pursuant to subsection 3.1(b)(iv) is an accurate and complete listing in all material respects of all its Receivables as of June 15, 1994 and the information contained therein with respect to the identity of such Receivables is true and correct in all material respects as of such date.

                    (b) Eligible Receivable. Each Receivable sold by it hereunder and included as an Eligible Receivable in the calculation of Applicable Eligible Receivables Percentage will be, on and as of the date of such inclusion, an Eligible Receivable. The aggregate outstanding Principal Amount of Receivables sold by it on any Payment Date is correctly set forth on the Seller Daily Report with respect to such Seller and with respect to such Payment Date. The aggregate outstanding Adjusted Principal Amount of Receivables denominated in Canadian Dollars and sold by it on any Payment Date is correctly set forth on the Seller Daily Report with respect to such Seller and with respect to such Payment Date.

                    (c) Title; No Liens. Other than with respect to Receivables which such Seller states in writing (in the applicable Seller Daily Report or otherwise) are not Eligible Receivables on such date, such Seller is the sole legal and beneficial owner of its Receivables, and upon the sale of each Receivable of such Seller, the Company will become the sole legal and beneficial owner of such Receivable, free and clear of any Liens (except for Liens granted by such Seller in favor of the Company and the interest in such Purchased Receivables sold and the security interest therein granted by the Company to other Persons and except for Liens which are released on or prior to the Effective Date), and no effective financing statement or other instrument similar in effect covering all or any part of such Purchased Receivable, Related Property or Collections with respect thereto will at such time be on file against such Seller in any filing or recording office except such as have been filed in favor of the Company in accordance with this Agreement.

                    (d) Governmental Consents. Other than with respect to Receivables which such Seller states in writing (in the applicable Seller Daily Report or otherwise) are not Eligible Receivables on such date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Company in connection with the conveyance of each Receivable pursuant to the Receivables Transfer Agreement have been duly obtained, effected or given and are in full force and effect.

                    (e) Compliance With Laws. Other than with respect to Receivables which such Seller states in writing (in the applicable Seller Daily Report or otherwise) are not Eligible Receivables on such date, all laws, statutes, rules and regulations (including, without limitation, usury laws), applicable at the related Payment Date to any of the Receivables have been duly complied with by such Seller except to the extent any failure to so comply could not affect the validity or collectibility of such Receivable.

                    (f)  No Set-Off.  Other than with respect to
               Receivables which such Seller states in writing (in the applicable Seller Daily Report or otherwise) are not Eligible Receivables on such date, the Receivables are not subject to any defense, dispute, offset or counterclaim, whether arising out of the transactions represented by the Receivables or independently thereof and whether arising out of any assertion by any Obligor that its obligations in respect of any Receivable are, or may be, payable to a third party, instead of the owner of such Receivable, or otherwise.

                    (g) Chief Executive Office. The chief executive office of such Seller is listed opposite its name on
               Schedule 1, which office is the place where such Person is "located" for the purposes of Section 9-103(3)(d) of the Uniform Commercial Code of the State of New York, and the offices of such Seller where such Seller keeps its records concerning the Receivables are also listed in said Schedule opposite its name.

                    (h) Absence of Changes. As of the related Payment Date, there has not been since the date of this Agreement any material adverse change in the ability of such Seller, acting as the Servicer, to perform its obligations hereunder or under the Receivables Transfer Agreement.

                                      ARTICLE V

                                AFFIRMATIVE COVENANTS

               Each Seller hereby agrees that, so long as there are any amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company or until an Early Termination with respect to such Seller, whichever is later, such Seller or the Master Servicer on behalf of such Seller shall:

                    5.1  Certificates; Other Information.  Furnish to the
          Company:

                    (a) not later than 90 days after the end of each fiscal year and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a certificate of a Responsible Officer of the Master Servicer stating that, to the best of such Officer's knowledge, such Seller during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Sale Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Purchase Termination Event or Incipient Purchase Termination Event except as specified in such certificate; and

                    (b) promptly, such additional financial and other information as the Company may from time to time reasonably request.

                    5.2 Compliance with Laws, etc. Comply in all material respects with its Certificate of Incorporation and by-laws and all laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, applicable to the Purchased Receivables, except to the extent that failure to comply therewith could not materially adversely affect the rights of the Company in the Purchased Receivables or the collectibility or validity thereof. Each Seller will comply, in all material respects, with its obligations under contracts with Obligors relating to the Purchased Receivables except to the extent such compliance would result in a violation of a laws, rules, regulations and orders of any Governmental Authority.

                    5.3 Preservation of Corporate Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and maintain such legal existence separate from that of the Company, provided that any Seller may be merged or consolidated with or into any other Seller or C&A Products.


                    5.4 Visitation Rights. At any reasonable time during normal business hours and from time to time, in each case upon reasonable notice to such Seller and the Master Servicer, permit
          (i) the Company, or any of its agents or representatives, (A) to examine and make copies of and abstracts from the records, books of account and documents (including computer tapes and disks) of each Seller relating to the Purchased Receivables hereunder and
          (B) following the termination of the appointment of C&A Products as Master Servicer or of such Seller as Servicer with respect to the Purchased Receivables, to be present at the offices and properties of such Seller to administer and control the collection of amounts owing on the

          Purchased Receivables and (ii)
          the Company, or any of its agents or representatives, to visit the properties of such Seller for the purpose of examining such records, books of account and documents, and to discuss the affairs, finances and accounts of such Seller relating to the Purchased Receivables or such Seller's performance hereunder with any of its officers or directors and with its independent certified public accountants (subject to any requirements of confidentiality imposed by law or contract).

                    5.5 Keeping of Records and Books of Account. Maintain and implement, or cause to be maintained or implemented, administrative and operating procedures reasonably necessary or advisable for the collection of amounts owing on all Purchased Receivables, and, until any delivery to the Company, keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of amounts owing on all such Purchased Receivables and the Related Property with respect thereto.

                    5.6 Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps the records concerning the Purchased Receivables (and all original documents relating thereto) at the locations referred to for it on Schedule 1 hereto or, upon 30 days' prior written notice to the Company, at such other locations in a jurisdiction where all action required by subsection 5.15(a) shall have been taken and completed and be in full force and effect.

                    5.7 Computer Files. At its own cost and expense, retain the ledger used by such Seller as a master record of the Obligors and retain copies of all documents relating to each Obligor as custodian and agent for the Company and other Persons with interests in the Purchased Receivables and mark the computer tape or other physical records of the Purchased Receivables to the effect that interests in the Purchased Receivables existing with respect to the Obligors listed thereon have been sold to the Company.

                    5.8 Policies. Perform its obligations in accordance with and comply in all material respects with the Policies and the Company Policies and neither change nor modify the Policies or the Company Policies in any material respect, except with the prior written consent of the Company or if such changes are necessary under any law, rule, regulation or order of any Governmental Authority applicable to it; it being understood that material changes to the Policies and the Company Policies shall include, without limitation, changes to the timing of Charge-Offs of Receivables and changes to the creditworthiness criteria used in determining whether to extend credit to a Person and in determining the amount of such credit to extend.

                    5.9 Taxes; ERISA. (a) Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings or such Seller, as applicable, shall set aside on its books adequate reserves as required by GAAP with respect thereto, (ii) such tax, assessment, charge, levy or claim is in respect of property taxes for property that such Seller has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iii) the amount of such taxes assessments, charges, levies and claims and interest and penalties thereon does not exceed $1,000,000 in the aggregate for the Master Servicer and all Sellers taken as a whole.

                    (b) (i) Comply in all material respects with the applicable provisions of ERISA and (ii) furnish to the Company
          (w) as soon as possible, and in any event within 30 days after any Responsible Officer of such Seller or any ERISA Affiliate of such Seller knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Master Servicer, such Seller or any of their ERISA Affiliates to the PBGC in an aggregate amount exceeding $10,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (x) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice such Seller or any of its ERISA Affiliates may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by any of their ERISA Affiliates which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (y) within 20 days after the due date for filing with the PBGC pursuant to
          Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (z) promptly after any Responsible Officer learns thereof and in any event within 30 days after receipt thereof by such Seller or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by such Seller or such ERISA Affiliate concerning (I) the imposition of Withdrawal Liability or (II) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

                    5.10 Collections. Use its best efforts to cause any Obligor which currently pays its Receivables by checks mailed to such Seller to make future payments in respect of Receivables to a Lockbox Account or by wire transfer to the Collection Account, provided, that, prior to an Incipient Purchase Termination Event or a Purchase Termination Event, no Seller shall be obliged to make any such request of any such Obligor if such Seller determines in its reasonable judgment that such request could be detrimental to its ongoing business relationship with such Obligor.

                    5.11 Lockbox Agreements; Lockbox Accounts. Within 60 days of the Effective Date,

                    (a) if such Seller has not established a Lockbox Account on the Effective Date, it shall establish one and enter into a Lockbox Agreement with respect thereto;

                    (b) if such Seller shall not have entered into a Lockbox Agreement with respect to any existing Lockbox Account on the Effective Date, it shall enter into such a Lockbox Agreement.

                    5.12  Furnishing Copies, etc.  Furnish to the Company:

                    (a) within two Business Days of the Company's request, but no more than once each month, a certificate of the chief financial officer of such Seller or of the Master Servicer on behalf of such Seller certifying, as of the date thereof, to the best knowledge of such officer, that no Purchase Termination Event has occurred and is continuing, and setting forth the computations used by the chief financial officer of such Seller in making such determination or if one has so occurred specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                    (b) promptly upon obtaining knowledge of the occurrence of any Purchase Termination Event or Incipient Purchase Termination Event, written notice thereof;

                    (c) promptly following request therefor, such other information, documents, records or reports regarding or with respect to the Purchased Receivables of the applicable Seller, as the Company may from time to time reasonably request;

                    (d) promptly upon obtaining knowledge of the occurrence thereof, written notice of any event of default or default under any other Sale Document;

                    (e) promptly upon obtaining knowledge of the occurrence thereof, written notice of any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

                    (f) promptly upon determining that any Purchased Receivable designated as an Eligible Receivable on the applicable Daily Report or Settlement Statement was not an Eligible Receivable as of the date provided therefor, written notice of such determination.

                    5.13 Obligations with Respect to Obligors and Receivables. Take all actions on its part reasonably necessary to maintain in full force and effect its material rights under all contracts relating to the Purchased Receivables.

                    5.14 Responsibilities of the Sellers. Notwithstanding anything herein to the contrary, (i) each Seller shall perform or cause to be performed all its obligations under the Policies and the Company Policies related to the Purchased Receivables to the same extent as if such Purchased Receivables had not been transferred to the Company hereunder, (ii) the exercise by the Company of any of its rights hereunder shall not relieve any Seller of its obligations with respect to such Purchased Receivables and (iii) except as provided by law, the Company shall not have any obligation or liability with respect to any Purchased

          Receivables, nor shall the Company be obligated to perform any of the obligations or duties of any Seller thereunder.

                    5.15  Further Action.  In addition to the foregoing:

                    (a) Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in such Seller's reasonable judgment or that the Company may reasonably request, in order to protect or more fully evidence the Company's right, title and interest in the Purchased Receivables, or to enable the Company to exercise or enforce any of its rights in respect thereof. Without limiting the generality of the foregoing, each Seller will upon the request of the Company
               (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or, in the opinion of the Company, advisable, (B) indicate on its books and records that the Purchased Receivables have been purchased by the Company and that the Company has sold an interest therein and has granted a security interest therein in the Company's retained interest, and provide to the Company, upon request, copies of any such records, and (C) obtain the agreement of any Person having a Lien on any Receivables owned by any Seller (other than any Lien created or imposed hereunder or any Lien expressly permitted pursuant to subsection 6.1) to release such Lien upon the purchase of any such Receivables by the Company.

                    (b) Each Seller hereby irrevocably authorizes the Company to file one or more financing or continuation statements (and other similar instruments), and amendments thereto, relative to all or any part of the Purchased Receivables and the Related Property sold or to be sold by such Seller without the signature of such Seller to the extent permitted by applicable law.

                    (c) If any Seller fails to perform any of its agreements or obligations under this Agreement, the Company may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the expenses of the Company incurred in connection therewith shall be payable by such Seller as provided in subsection 9.3.

                    (d) Each Seller agrees that, upon the occurrence and during the continuation of a Purchase Termination Event, Incipient Purchase Termination Event or a Servicer Event of
               Default:

                         (1) the Company (and its assignees) shall have the right at any time to notify, or require that any Seller at such Seller's expense notify, the respective Obligors of the Company's ownership of the Purchased Receivables and may direct that payment of all amounts due or to become due under the Purchased Receivables be made directly to the Company or its designee;

                         (2) the Company (and its assignees) shall have the right to (x) sue for collection on any Purchased Receivables or (y) sell any Purchased Receivables to any Person for a price that is acceptable to the Company. If required by the terms of Section 9-504 or 9-505 of the Uniform Commercial Code, the Company (and its assignees) may offer to sell any Purchased Receivable to any Person, together, at its option, with all other Purchased Receivables created by the same Obligor. Any Purchased Receivable sold hereunder shall cease to be a Receivable for all purposes under this Agreement as of the effective date of such sale;

                         (3) each Seller shall, upon the Company's written request and at such Seller's expense, (x) assemble all such Seller's documents, instruments and other records (including credit files and computer tapes or disks) that (1) evidence or will evidence or record Receivables sold by such Seller and (2) are otherwise necessary or desirable to effect Collections of such Purchased Receivables (collectively, the "Documents") and (y) deliver the Documents to the Company or its designee at a place designated by the Company. In recognition of each Seller's need to have access to any Documents which may be transferred to the Company hereunder, whether as a result of its continuing business relationship with any Obligor for Receivables purchased hereunder or as a result of its responsibilities as Servicer, the Company hereby grants to the applicable Seller an irrevocable license to access the Documents transferred by such Seller to Company and to access any such transferred computer software in connection with any activity arising in the ordinary course of such Seller's business or in performance of such Seller's duties as Servicer, provided that such Seller shall not disrupt or otherwise interfere with the Company's use of and access to the Documents and its computer software during such license period;

                         (4) each Seller hereby irrevocably authorizes the Company or its designee to take any and all steps in such Seller's name necessary or desirable, in the reasonable opinion of the Company, to collect all amounts due under the Purchased Receivables, including endorsing such Seller's name on checks and other instruments representing Collections, enforcing the Purchased Receivables and exercising all rights and remedies in respect thereof; and

                         (5) upon written request of the Company, each Seller will (x) deliver to the Company or a party designated by the Company all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary to the immediate collection of the Purchased Receivables by the Company, with or without the participation of any Seller (excluding software licenses which by their terms are not permitted to be so delivered, provided, that such Seller shall use its best efforts to obtain the consent of the relevant licensor to such delivery) and (y) make such arrangements with respect to the collection of the Purchased Receivables as may be reasonably required by the Company.

                    5.16 Certain Procedures. Each Seller shall take, or refrain from taking, as the case may be, all actions that are necessary to be taken or not taken in order to (a) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to such Seller and (b) comply with those procedures described in such provisions which are applicable to such Seller.

                                      ARTICLE VI

                                  NEGATIVE COVENANTS

                    Each Seller hereby agrees that, so long as there are any amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company or until an Early Termination with respect to such Seller, whichever is later, such Seller shall not, directly or indirectly:

                    6.1 Liens. Except as otherwise expressly herein provided, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Receivables or Related Property, or assign any right to receive proceeds in respect thereof except for Liens created or imposed hereunder or under the Receivables Transfer Agreement.

                    6.2 Extension or Amendment of Receivables. Extend, make any Adjustment to, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Purchased Receivables, except (i) in accordance with the terms of the Policies and the Company Policies, (ii) as required by any Requirement of Law, (iii) in the case of Adjustments, upon making an Adjustment Payment pursuant to subsection 2.5, or (iv) with the consent of the Company, provided that the applicable Servicer may cause Receivables to become Charge-Offs.

                    6.3 Change in Payment Instructions to Obligors. Instruct any Obligor of any Purchased Receivables to make any payments with respect to any Receivables other than in accordance with its current practices with respect to such Obligor; provided that, in accordance with subsection 5.10, it may instruct any Obligor to make such payments to a Lockbox Account or by wire transfer to the Collection Account.

                    6.4 Change in Name. Change its name, identity or corporate structure in any manner which would or might make any financing statement or continuation statement (or other similar instrument) relating to this Agreement seriously misleading within the meaning of Section 9-402(7) of the Uniform Commercial Code (or any other similar law) without 30 days' prior written notice to the Company.

                    6.5 Modification of Ledger. Delete or otherwise modify the marking on the ledger referred to in subsection 5.7.

                    6.6 Business of the Sellers. (a) Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto or (b) fail to maintain and operate such business in substantially the manner in which it is presently conducted and operated if such failure would materially adversely affect the interests of the Company under the Transaction Documents.

                    6.7 Accounting of Purchases. Prepare any financial statements which shall account for the transactions contemplated hereby (other than capital contributions and the Subordinated Notes) in any manner other than as sales of the Purchased Receivables by such Seller to the Company or in any other respect account for or treat the transactions contemplated hereby (including for accounting purposes and, where taxes are not consolidated, for tax reporting purposes, except as required by law) (other than capital contributions and the Subordinated Notes) in any manner other than as sales of the Purchased Receivables by such Seller to the Company.

                    6.8 Chattel Paper. Not take any action to cause any Receivable to be evidenced by any instrument (as defined in the Uniform Commercial Code as in effect in the State of New York) except in connection with the enforcement or collection of a Receivable.

                    6.9 Ineligible Receivables. Without the prior written approval of the Company, take any action to cause, or which would permit, an Eligible Receivable to cease to be an Eligible Receivable, except as otherwise expressly provided by this Agreement.

                                     ARTICLE VII

                             PURCHASE TERMINATION EVENTS

                    If any of the following events (herein called "Purchase Termination Events") shall have occurred and be continuing:

                    (a) any Seller shall fail (i) to pay any amount due pursuant to subsection 2.6 in accordance with the provisions thereof and such failure shall continue unremedied for a period of five days from the earlier of (A) the date any officer of such Seller obtains knowledge of such default and
               (B) the date such Seller receives notice of such default from the Company or (ii) to pay any other amount required to be paid by such Seller hereunder within two Business Days of the date when due; or

                    (b) any Seller shall fail to observe or perform any covenant or agreement applicable to it contained in subsection 5.6, 5.7, 5.12 or 5.15(a), provided no such failure shall constitute a Purchase Termination Event under this paragraph (b) unless such default shall continue unremedied for 10 consecutive days; or

                    (c) any Seller shall fail to observe or perform any covenant or agreement applicable to it contained in subsection 5.2, 5.8, 6.1, 6.2, 6.3, 6.4, 6.5, 6.8 or 6.9;
               provided that a Purchase Termination Event shall not be deemed to have occurred under this paragraph (c) based upon a failure to observe a covenant contained in subsection 5.2,
               5.8, 6.1, 6.2, 6.3, 6.4, 6.5, 6.8 or 6.9 if the Sellers
               shall have complied with the provisions of subsection 2.6 in respect thereof; or

                    (d) any Seller shall fail to observe or perform any covenant or agreement applicable to it contained herein (other than as specified in paragraph (a), (b) or (c) of this Article VII), provided that no such failure shall constitute a Purchase Termination Event under this paragraph
               (d) unless such default shall continue unremedied for a period of 30 consecutive days from the earlier of (A) the date any Responsible Officer of such Seller obtains knowledge of such default and (B) the date such Seller receives notice of such default from the Company; or

                    (e) any representation, warranty, certification or statement made or deemed made by any Seller in this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been false or misleading in any material respect on or as of the date made or deemed made, provided, that a Purchase Termination Event shall not be deemed to have occurred under this paragraph (e) based upon a breach of any representation or warranty set forth in subsection 4.2 if the Sellers shall have complied with the provisions of subsection 2.6 in respect thereof; or

                    (f) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (x) relief in respect of any Seller or of a substantial part of the property or assets of any Seller under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Seller or for a substantial part of the property or assets of any Seller or (z) the winding-up or liquidation of any Seller; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (ii) any Seller shall (t) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (u) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (f)(i) above, (v) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Seller or for a substantial part of the property or assets of such Seller,
               (w) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (x) make a general assignment for the benefit of creditors, (y) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (z) take any action for the purpose of effecting any of the foregoing; or

                    (g) there shall have occurred a Termination Event under the Receivables Transfer Agreement or the Commitments shall have terminated thereunder;

          then, (x) in the case of any Purchase Termination Event described in paragraph (f) above with respect to any Seller, automatically the obligation of the Company to purchase Receivables from such Seller shall thereupon terminate without notice of any kind, which is hereby waived by the Sellers and (y) in the case of any Purchase Termination Event, so long as such Purchase Termination Event shall be continuing, the Company may terminate its obligation to purchase Receivables from any or all of the Sellers by written notice to each such Seller (any termination pursuant to clause (x) or (y) of this Article VII which affects a Seller is herein called an "Early Termination" with respect to such Seller).


                                     ARTICLE VIII

                                THE SUBORDINATED NOTES

                    8.1 Subordinated Notes. On the Effective Date, the Company shall issue to the Sellers (i) a subordinated note substantially in the form of Exhibit A (the "U.S. Dollar Subordinated Note") and (ii) a subordinated note substantially in the form of Exhibit B (the "Canadian Dollar Subordinated Note"; each, a "Subordinated Note" and collectively, the "Subordinated Notes"). The aggregate principal amount of the Subordinated Notes at any time shall be equal to the difference between (a) the aggregate principal amount on the issuance thereof and each addition to the principal amount of each Subordinated Note with respect to each Seller pursuant to the terms of subsection 2.3 minus (b) the aggregate amount of all payments made in respect of the principal of the Subordinated Notes. All payments made in respect of the Subordinated Notes shall be allocated among the Sellers by the Master Servicer. Each Seller's interest in the Subordinated Notes shall equal the sum of each addition thereto allocated to such Seller pursuant to subsection 2.3(c) less the sum of each repayment thereof allocated to such Seller. Interest on the principal amount of each Subordinated Note shall accrue on the last day of each fiscal month of the Sellers at the ABR from and including the Effective Date and shall be paid on each Settlement Date with respect to amounts accrued and not paid as of the last day of the preceding Settlement Period and/or the maturity date thereof provided, however, that accrued interest on a Subordinated Note which is not so paid may be added to the principal amount of such Subordinated Note. Principal not prepaid pursuant to the terms hereof and of the other Sale Documents shall be payable on the maturity date thereof. Default in the payment of principal or interest under either Subordinated Note shall not constitute a default or event of default or a Purchase Termination Event hereunder or a Termination Event under the Receivables Transfer Agreement.

                    8.2 Restrictions on Transfer of Subordinated Notes. Neither any Subordinated Note, nor any right of any Seller to receive payments thereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed; provided, however, that any Seller may pledge its rights to receive payments under either Subordinated Note to the lenders under the Credit Agreement subject to the conditions that the Collateral Agent and any present or future holder or beneficiary of such right to receive payments under a Subordinated Note agrees, in its capacity as such, to be bound by all the terms and conditions of this Agreement, including without limitation, subsection 9.16 hereof.

                                      ARTICLE IX

                                    MISCELLANEOUS

                    9.1 Further Assurances. (a) Each Seller agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably required or requested by the Company more fully to effect the purposes of this Agreement and the sales of the Receivables hereunder, including, without limitation, the execution of any financing statements or continuation statements (and other similar instruments) relating to the Receivables for filing under the provisions of the Uniform Commercial Code, or any similar law, of any applicable jurisdiction.

                    (b) From time to time at the request of a Seller, the Company shall deliver to such Seller such documents, assignments, releases and instruments of termination as such Seller may reasonably request to evidence the reconveyance by the Company to such Seller of a Receivable pursuant to the terms of subsection 2.1(b) or 2.6, provided that the Company shall have been paid all amounts due thereunder; and the Company and the Master Servicer shall take such action as such Seller may reasonably request, at the expense of such Seller, to assure that any such Receivable, the Related Property with respect thereto and the proceeds thereof do not remain commingled with Collections hereunder.

                    9.2 Payments. Each cash payment to be made by any of the Company or the Sellers hereunder shall be made on the required payment date and in immediately available funds at the office of the payee set forth below its signature hereto or to such other office as may be specified by either party in a notice to the other party hereto and (x) with respect to payments on account of Receivables denominated in Canadian Dollars, in Canadian Dollars except to the extent provided otherwise in
          Article II hereof and (ii) in all other cases, in Dollars.

                    9.3 Costs and Expenses. The Sellers, jointly and severally, agree (a) to pay or reimburse the Company for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Sale Documents and any other documents prepared in connection herewith and therewith, the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all reasonable and documented fees and disbursements of counsel,
          (b) to pay or reimburse the Company for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any of the other Related Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Company, (c) to pay, indemnify, and hold the Company harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, (d) to pay, indemnify, and hold the

          Company harmless from, any and all
          Canadian withholding taxes which may be imposed in respect of the Receivables or in connection with the Sale Transactions, and (e) to pay, indemnify, and hold the Company harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (i) which may at any time be imposed on, incurred by or asserted against the Company in any way relating to or arising out of this Agreement or the transactions contemplated hereby or in connection herewith or any action taken or omitted by the Company under or in connection with any of the foregoing (all such other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements being herein called "Indemnified Liabilities") or (ii) which would not have been imposed on, incurred by or asserted against the Company but for its having purchased the Receivables hereunder, provided, that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of the Company, and provided, further, that the Sellers shall have no obligation under this subsection 9.3 to the Company with respect to Indemnified Liabilities arising from
          (i) any action taken, or omitted to be taken, by a Servicer which is not an Affiliate of the Sellers, (ii) any Eligible Receivable which becomes a Charge-Off as a result of non-payment by the Obligor with respect thereto or (iii) any action taken by the Banks or the Company at the direction of the Administrative Agent in collecting from an Obligor. The agreements in this subsection shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

                    9.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Sellers and the Company and their respective successors (whether by merger, consolidation or otherwise) and assigns. Except as expressly permitted pursuant to subsections 8.2 and 8.4, each Seller agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Company. The Sellers acknowledge that the Company shall assign all of its rights hereunder to the Banks and, after the termination of the Receivables Transfer Agreement, to another entity or entities (each, a "Subsequent Financing Party") buying an interest in the Receivables. Each Seller consents to such assignment and agrees that the Administrative Agent and the Banks, to the extent provided in the Receivables Transfer Agreement, and each Subsequent Financing Party to the extent provided in the documents to which it is a party, shall be entitled to enforce the terms of this Agreement and the rights (including, without limitation, the right to grant or withhold any consent or waiver) of the Company directly against such Seller, whether or not a Purchase Termination Event or a Termination Event has occurred. Each Seller further agrees that, in respect of its obligations hereunder, it will act at the direction of and in accordance with all requests and instructions from the Administrative Agent or such Subsequent Financing Party, as the case may be, until all amounts due to the Banks or such Subsequent Financing Party, as the case may be, are paid in full. Each of the Administrative Agent and each such Subsequent Financing Party shall have the rights of third-party beneficiaries under this Agreement.

                    9.5 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE

          GOVERNED
          BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                    9.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Company, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                    9.7 Amendments and Waivers. Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in a writing signed by the Company and any affected Seller.

                    9.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                    9.9 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company and C&A Products, and as set forth on Schedule 1 hereof in the case of the Sellers, or to such other address as may be hereafter notified by the respective parties hereto:

               The Company:        Carcorp, Inc.
                                   5025 S. Eastern Avenue

                                   Suite 16, Number 205
                                   Las Vegas, Nevada  89119
                                   Attention:
                                   Telecopy:

               C&A Products:       Collins & Aikman Products Co.
                                   701 McCullough Drive
                                   Charlotte, North Carolina  28262
                                   Attention:  Mark Remissong
                                   Telecopy:  704-548-2330


                    9.10 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company.

                    9.11  Construction of Agreement as Security Agreement.

          (a) The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by the Company and a sale by the applicable Seller of the Purchased Receivables and Related Property with respect thereto and not as a lending transaction. If, however, notwithstanding the intent of the parties, such transactions are deemed to be loans, each Seller hereby grants to the Company a first priority security interest in all of such Seller's right, title and interest in and to the Receivables and the Related Property now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, including, without limitation, Recoveries, and all "proceeds" thereof, to secure all such Seller's obligations hereunder.

                    (b) This Agreement shall constitute a security agreement under applicable law.

                    9.12 Waivers of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Sale Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Sale Documents, as applicable, by, among other things, the mutual waivers and certifications in this subsection 9.12.

                    9.13 Jurisdiction; Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Sale Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Company may otherwise have to bring any action or proceeding relating to this Agreement or the other Sale Documents against any Seller or its properties in the courts of any jurisdiction.

               (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Sale Documents in any New York State or Federal court.
          Each of the
          parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in subsection 9.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                    9.14 Addition of Sellers. Subject to subsection 3.4 hereof, subsection 8.22 of the Receivables Transfer Agreement and the terms and conditions of this subsection 9.14, from time to time one or more additional Subsidiaries of C&A Products may become Sellers hereunder and parties hereto. If any such Subsidiary wishes to become an additional Seller, it shall submit a request to such effect in writing to the Company. The Company, in its sole and absolute discretion, may agree to or deny any such request, provided that, if the Company shall have failed to respond to any such request within 30 days after receipt thereof, such request shall be deemed to have been denied. If the Company shall have agreed to any such request, such Subsidiary shall become an additional Seller hereunder and a party hereto on the related Seller Addition Date upon satisfaction of the conditions set forth in subsection 3.4.

                    9.15 Optional Termination of Seller. (a) Any Seller may be terminated as a Seller hereunder on the date such Seller ceases to be a wholly owned direct or indirect Subsidiary of C&A Products, provided (i) that the aggregate outstanding Adjusted Principal Amount of Purchased Receivables sold by all Sellers which so cease to be wholly owned Subsidiaries at such time (together with the aggregate outstanding Adjusted Principal Amount of Purchased Receivables sold by all Sellers which have been terminated pursuant to this subsection 9.15 within the preceding 90 days) shall not exceed 10% of the aggregate outstanding Adjusted Principal Amount of all Purchased Receivables and (ii) that no Purchase Termination Event or Incipient Purchase Termination Event has occurred and is continuing, or would result as a result thereof. From and after the date any such Seller ceases to be a wholly owned Subsidiary of C&A Products, the Company shall cease buying Receivables and Related Property from such Seller. Each such Seller shall be released as a Seller party hereto for all purposes and shall cease to be a party hereto on the date on which there are no amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company, whether such amounts have been repurchased, collected or written off in accordance with the Policies and the Company Policies. Prior to such date, such Seller shall be obligated to perform its servicing and other obligations hereunder and under the Transaction Documents to which it is a party with respect to Purchased Receivables previously sold by such Seller to the Company, including, without limitation, its obligation to deposit Collections into the appropriate Lockboxes.

                    (b) From time to time the Sellers, or the Master Servicer on behalf of the Sellers, may request in writing that the Company designate one or more Sellers as Sellers that shall cease to be parties to this Agreement; provided that no Purchase Termination Event or Incipient Purchase Termination Event has occurred and is continuing, or would result as a result thereof. Any such request shall specify the minimum aggregate Adjusted Principal Amount of outstanding Purchased Receivables to have been sold by the Sellers to be so designated by the Company. The Company, in its sole and absolute discretion (subject to subsection 8.23 of the Receivables Transfer Agreement), shall, within 45 days of receipt of such request, select the Sellers to be so terminated, provided that the aggregate Adjusted Principal Amount of outstanding Purchased Receivables previously sold by such Sellers shall be substantially equal to the Adjusted Principal Amount specified in such request. Promptly after receipt of any such designation by the Company, the Sellers shall either (i) elect not to terminate such designated Sellers or (ii) select a date, which date shall not be later than 30 days after the date of receipt of such designation, as the "Sale Termination Date" for such designated Sellers. From and after such date, the Company shall cease buying Receivables and Related Property from such Sellers. Each such Seller shall be released as a Seller hereunder and a party hereto for all purposes and shall cease to be a party hereto on the date on which there are no amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company, whether such amounts have been repurchased in the manner provided in clause (a) above, collected or written off in accordance with the Policies and the Company Policies. Prior to such date, such Seller shall be obligated to perform its servicing and other obligations hereunder and under the Related Documents with respect to Purchased Receivables previously sold by such Seller to the Company, including, without limitation, its obligation to deposit Collections into the appropriate Lockboxes.

                    (c) A terminated Seller shall have no obligation to repurchase any Receivables other than Receivables previously sold by it to the Company which are subject to a Repurchase Event.

                    9.16 No Bankruptcy Petition. Each Seller and C&A Products by entering into this Agreement, and any present or future holder of a Subordinated Note, by its acceptance thereof, covenants and agrees that, prior to the date which is one year and one day after the date of termination of this Agreement pursuant to subsection 9.17, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

                    9.17 Termination. This Agreement will terminate at such time as (a) the commitment of the Company to purchase Receivables from all Sellers hereunder shall have terminated and
          (b) all Receivables purchased hereunder have been collected, and the proceeds thereof turned over to the Company and all other amounts owing to the Company hereunder shall have been paid in full or, if Receivables sold hereunder have not been collected such Receivables have become Defaulted Receivables and the Company shall have completed its collection efforts in respect thereto; provided, however, that the indemnities of the Sellers to the Company set forth in this Agreement shall survive such termination and provided, further, that, to the extent any amounts remain due and owing to the Company hereunder, the Company shall remain entitled to receive any collections on Receivables sold hereunder which have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof.

                    9.18 Confidentiality. The Company agrees that it shall maintain in confidence any information relating to any Seller furnished to it by or on behalf of such Seller (other than information that (x) has become generally available to the public other than as a result of a disclosure by such party, (y) has been independently developed by such party without violating this subsection 9.18 or (z) was available to such party from a third party having, to such party's knowledge, no obligation of confidentiality to such Seller) and shall not reveal the same other than to its directors, officers, employees and advisors with a need to know except: (a) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (b) as part of normal reporting or review procedures to Governmental Authorities or its parent companies, Affiliates or auditors, (c) in order to enforce its rights under any Sale Document in a legal proceeding and (d) in connection with the collection of any Purchased Receivable or the exercise of any remedy hereunder or under the Receivables Transfer Agreement.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                      COLLINS & AIKMAN PRODUCTS CO., as Master
                                      Servicer

                                      By: Paul W. Meeks
                                         Title: Vice President & Treasurer


                                      CARCORP, INC.

                                      By: Mark O. Remissong
                                         Title: President


                                      The Sellers:


                                      COLLINS & AIKMAN PRODUCTS CO.

                                      By: Paul W. Meeks
                                         Title: Vice President & Treasurer



                                      ACK-TI-LINING, INC.

                                      By: Paul W. Meeks
                                         Title: Vice President & Treasurer

                                      WCA CANADA, INC.

                                      By: Paul W. Meeks
                                         Title: Assistant Treasurer


                                      IMPERIAL WALLCOVERINGS (CANADA), INC.

                                      By: Paul W. Meeks
                                         Title: Vice President & Treasurer


                                      IMPERIAL WALLCOVERINGS, INC.

                                      By: Paul W. Meeks
                                         Title: Vice President & Treasurer


                                      THE AKRO CORPORATION

                                      By: Paul W. Meeks
                                         Title: Vice President & Treasurer


                                      DURA ACQUISITION CORP.

                                      By: Paul W. Meeks
                                         Title: Vice President & Treasurer

                                                              SCHEDULE 1

                                   State of
                                   Incorporation
       Seller                                   Location of Chief Executive Office      Office Where Records are Kept

       Ack-Ti-Lining, Inc.         New York     210 Madison Avenue, 6th Floor, New      701 McCullough Drive, Charlotte, NC
                                                York, NY 10016                          28262
       The Akro Corporation        Delaware     1212 7th Street SW, P.O. Box 8650,      701 McCullough Drive, Charlotte, NC
                                                Canton, OH  44711                       28262

       Collins & Aikman Products   Delaware     701 McCullough Drive, Charlotte, NC     701 McCullough Drive, Charlotte, NC
       Co.                                      28262                                   28262

       Dura Acquisition Corp.      Delaware     1365 East Beecher Street, Adrian, MI    1365 East Beecher Street, Adrian, MI
                                                49221                                   49221
       Imperial Wallcoverings,     Delaware     23645 Mercantile Road, Beachwood, OH    23645 Mercantile Road, Beachwood, OH
       Inc.                                     44122                                   44122

       Imperial Wallcoverings      Ontario      1051 Rue Galt Est, Sherbrooke, Quebec,  1051 Rue Galt Est, Sherbrooke, Quebec,
       (Canada), Inc.                           Canada  J1G 1Y7                         Canada, J1G 1Y7
       WCA Canada, Inc.            Ontario      150 Collins Street, Farnham, Quebec,    150 Collins Street, Farnham, Quebec,
                                                Canada, J2N 2R6                         Canada, J2N 2R6

                                      SCHEDULE 2

                                      LOCKBOXES

                                       SCHEDULE 3
                                 DISCOUNTED PERCENTAGE

      The Discounted Percentage applicable to the Receivables purchased on any date from any Seller shall equal the percentage obtained from the following formula:

                  100% - (A + B + C + D)

        all determined by the Company as of the related Payment Date,

        Where

        A = Adjusted Loss Reserve Percentage, which as of such Payment Date will equal the ratio obtained by dividing (a) Charge-Offs (net of recoveries in respect of Charge-Offs) with respect to such Seller during the twelve-fiscal-month period immediately preceding the Settlement Date most recently preceding such Payment Date by (b) four times the aggregate amount of Collections during the three-fiscal-month period immediately preceding the Settlement Date most recently preceding such Payment Date with respect to Receivables originated by such Seller.

        B = Adjusted Yield Reserve Percentage, which as of such Payment Date will equal the amount obtained by dividing (a) the product of (i) 1.5, (ii) Days Sales Outstanding and (iii) the Adjusted Discount Rate by (b) 360.

        C =  Servicing Reserve Percentage.

        D = Processing Expense Reserve Percentage, which will equal 1/2% and reflects the cost of the Company's overhead, including costs of processing the purchase of Receivables and other normal operating costs and a reasonable profit margin.

        None of the elements of the above-referenced formula, in respect of any purchase of Receivables, will be adjusted following the related Payment Date.

        "Adjusted Discount Rate" means as of such Payment Date the sum of (a) the weighted average of (i) the weighted average rate of interest payable to the Banks or any Subsequent Financing Party with respect to the outstanding Participating Interest and (ii) the rate of interest payable to the Sellers with respect to the outstanding principal amount of the Subordinated Notes as such rates are in effect as at the end of the fiscal month immediately preceding the Settlement Date most recent to such Payment Date and (iii) an assumed return on the shareholders' equity in the Company at a rate to be determined from time to time by the Master Servicer and (b) the amount obtained by dividing (i) the aggregate amount of fees (other than the Monthly Servicing Fee) accrued with respect to the Receivables Transfer Agreement during the fiscal month immediately preceding the Settlement Date most recent to such Payment Date by (ii) the average outstanding Adjusted Principal Amount of the Receivables during such fiscal month.

        With respect to each calculation set forth above with respect to a Settlement Date, such calculation as calculated on each Settlement Statement Date and included in the applicable Settlement Statement shall remain in effect from and including the related Settlement Date to but excluding the following Statement Date.

                                      SCHEDULE 4

                                     TAX RETURNS


   (i) Material Claims

   The Internal Revenue Service has proposed adjustments which would disallow approximately $177 million of the approximately $434 million of net operating loss carryforwards at January 29, 1994.

   The California Franchise Tax Board has proposed a tax assessment of approximately $12 million for fiscal year 1987. The interest on this assessment is estimated to be $9 million.

   (ii) Statute Extensions


  Taxing    Type of                                                                       Extension
 Authority  Tax                             Entity                    Period              Date
   Federal  Income          Collins & Aikman Holdings II Corp. & Subs.   1/89 - 1/90           06/30/95
   Federal  Income          Collins & Aikman Holdings II Corp. & Subs.   1/91                  12/31/95
   Federal  Income          Collins & Aikman Group, Inc. & Subs.         1/89 - 4/89           06/30/95
   Federal  Income          Collins & Aikman Export Corporation          1/91                  12/31/95
   Federal  Income          Collins & Aikman Export Corporation          1/89 - 1/90           06/30/95
   Federal  Withholding     Collins & Aikman Group, Inc. & Subs.        12/88 -12/90           06/30/95
California  Income          Collins & Aikman Group, Inc. & Subs.         1/88                  11/15/95
California  Unemployment    Collins & Aikman Group, Inc.                 9/90 -   3/91         07/31/94
  Illinois  Sales/Use       Collins & Aikman Corporation                 1/91 - 2/94           12/31/94
   NY City  Income          Collins & Aikman Group, Inc.                 1/86 - 1/89           12/31/94
   NY City  Income          Greeff Fabrics, Inc.                         1/90 - 1/91           12/31/94

   (iii) Tax Examinations

    Taxing             Type of
  Authority            Tax                                 Entity                  Period Under Exam
   Federal        Income                   Collins & Aikman Holdings II & Subs.    1/89 - 1/92
   Federal        Income                   Collins & Aikman Group, Inc. & Subs.    1/89 - 4/89
   Federal        Income                   Collins & Aikman Export Corporation     1/89 - 1/91
   Canada         Customs/GST              Imperial Wallcoverings (Canada) Inc.    6/91 - 6/94
   California     Income                   Collins & Aikman Group, Inc. & Subs.    1/88
   California     Unemployment             Collins & Aikman Group, Inc.            9/90 - 12/93
   Florida        Sales/Use                Imperial Wallcoverings, Inc.            3/88 - 2/93
   Illinois       Sales/Use                Collins & Aikman Corporation            1/91 - 2/94

    Taxing          Type of
   Authority            Tax                                Entity             Period Under Exam
   Massachusetts     Income                Collins & Aikman Group, Inc.       1/89   - 1/90
   Massachusetts     Income                Collins & Aikman Group, Inc.       1/83
   Massachusetts     Income                Wickes Manufacturing Co.           1/90
   Mecklenburg
     County (NC)     Property              Collins & Aikman Group, Inc.       1/92   - 12/93
   New York          Income                Collins & Aikman Corporation       1/88   - 1/91
   New York          Income                Wickes Manufacturing Company       1/88   - 1/91

   New York City     Income                Collins & Aikman Group, Inc.       1/86   - 1/89
   New York City     Income                Greeff Fabrics, Inc.               1/90   - 1/91
   New York City     Income                Collins & Aikman Group, Inc.       4/89   - 1/92
   North Carolina    Income                Collins & Aikman Corporation
                                               and Collins & Aikman Lease Co. 1/91   - 1/93
   Ohio              Income                Collins & Aikman Group, Inc.       1/91   - 1/92
   Ohio           Sales/Use                Imperial Wallcoverings, Inc.       2/90   - 1/93

   Philadelphia      Income                Collins & Aikman Corporation       1/88   - 1/93

   Texas          Sales/Use                Collins & Aikman Group, Inc.       1/91   - 4/94
   Texas          Sales/Use                Collins & Aikman Corporation       7/88   - 6/92

   (iv) Pending Issues

   The Internal Revenue Service has proposed adjustments which would disallow approximately $177 million of the approximately $434 million of net operating loss carryforwards at January 29, 1994.

   The California Franchise Tax Board has proposed a tax assessment of approximately $12 million for fiscal year 1987. The interest on this assessment is estimated to be $9 million.

                                                           EXHIBIT A TO THE
                                                 RECEIVABLES SALE AGREEMENT


                       [FORM OF U.S. DOLLAR SUBORDINATED NOTE]


                                                         New York, New York
                                                              July __, 1994


                    CARCORP, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of Collins & Aikman Products Co., a Delaware corporation ("C&A Products"), and to each of the subsidiaries of C&A Products which is from time to time a party to the Receivables Sale Agreement referred to below (together with C&A Products, collectively, the "Sellers"), the principal amount of this Subordinated Note, determined as described below, together with interest thereon at a rate per annum equal to the ABR (as defined in the Receivables Sale Agreement) in lawful money of the United States of America. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Receivables Sale Agreement, dated as of July 13, 1994, among the Company, the Sellers and C&A Products, as Master Servicer (as amended, supplemented or otherwise modified from time to time, the "Receivables Sale Agreement"). This Subordinated Note is the U.S. Dollar Subordinated Note referred to in the Receivables Sale Agreement.

                    The aggregate principal amount of this Subordinated Note at any time shall be equal to the difference between (a) the aggregate principal amount on the issuance hereof and each addition to the principal amount of this Subordinated Note pursuant to the terms of subsection 2.3 of the Receivables Sale Agreement or pursuant to the proviso contained in the penultimate sentence of this paragraph minus (b) the aggregate amount of all payments made in respect of the principal of this Subordinated Note, in each case, as recorded on Schedule 1 annexed to and constituting a part of this Subordinated Note. All payments made in respect of this Subordinated Note shall be allocated among the Sellers by the Master Servicer. Principal not prepaid pursuant to the terms of the Receivables Sale Agreement and of the other Sale Documents shall be payable on the maturity date thereof (the "Maturity Date"). Payments of interest on this Subordinated Note shall be paid on each Settlement Date with respect to amounts accrued and not paid as of the last day of the preceding Settlement Period (or, in the case of the first Settlement Date, as of the date on which this Subordinated Note is issued) and on the Maturity Date by wire transfer of immediately available funds to such account of each Seller as such Seller may designate in writing, provided, however, that accrued interest hereon which is not so paid may instead be added to the principal amount hereof. Notwithstanding the foregoing, no payments of interest or principal may be made under this Subordinated Note at any time except as permitted under the Subordination Agreement referred to below.

                    Default in the payment of principal or interest under this Subordinated Note shall not constitute a default or event of default hereunder or a Purchase Termination Event under the Receivables Sale Agreement or a Termination Event under the Receivables Transfer Agreement.

                    The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Senior Obligations pursuant to, and as defined in, the Subordination Agreement, dated as of July 13, 1994, among the maker hereof, the payees named herein and certain other parties. Each holder of this Subordinated Note agrees that it shall have no right to be paid, and shall have no claim to payment, except in accordance with, and subject to the terms of, subsection 2.7 of the Receivables Transfer Agreement.

                    The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The failure of any holder to exercise any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                    Neither this Subordinated Note, nor any right of any Seller to receive payments hereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.

                    THIS SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                        CARCORP, INC.

                                        By:_________________________
                                           Title:

                                                              Schedule 1 to
                                                          Subordinated Note


                     SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL



                                   Amount of   Unpaid
          Seller (if   Amount of   Principal   Principal   Notation
Date     specified)    Loans       Repaid      Balance     Made By
____     __________    _________   _________   ________    ________

____     __________    _________   _________   _________   ________

____     __________    _________   ________    _________   ________

____     __________    _________   _________   _________   ________

____     __________    _________   _________   _________   ________

____     __________    _________   _________   _________   ________

____     __________    _________   _________   _________   ________

____     __________    _________   _________   _________   ________

____     __________    _________   _________   _________   ________

____     __________    _________   _________   _________   ________

____     __________    _________   _________   _________   ________

____     __________    _________   _________   _________   ________

____     __________    _________   _________   _________   ________

____     __________    _________   _________   _________   ________

____     __________    _________   _________   _________   ________

____     __________    _________   _________   _________   ________

____     __________    _________   _________   _________   ________

____     __________    _________   _________   _________   ________


                                                           EXHIBIT B TO THE
                                                 RECEIVABLES SALE AGREEMENT


                     [FORM OF CANADIAN DOLLAR SUBORDINATED NOTE]


                                                         New York, New York
                                                              July __, 1994


                    CARCORP, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of Collins & Aikman Products Co., a Delaware corporation ("C&A Products"), and to each of the subsidiaries of C&A Products which is from time to time a party to the Receivables Sale Agreement referred to below (together with C&A Products, collectively, the "Sellers"), the principal amount of this Subordinated Note, determined as described below, together with interest thereon at a rate per annum equal to the ABR (as defined in the Receivables Sale Agreement) in lawful money of Canada. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Receivables Sale Agreement, dated as of July 13, 1994, among the Company, the Sellers and C&A Products, as Master Servicer (as amended, supplemented or otherwise modified from time to time, the "Receivables Sale Agreement"). This Subordinated Note is the Canadian Dollar Subordinated Note referred to in the Receivables Sale Agreement.

                    The aggregate principal amount of this Subordinated Note at any time shall be equal to the difference between (a) the aggregate principal amount on the issuance hereof and each addition to the principal amount of this Subordinated Note pursuant to the terms of subsection 2.3 of the Receivables Sale Agreement or pursuant to the proviso contained in the penultimate sentence of this paragraph minus (b) the aggregate amount of all payments made in respect of the principal of this Subordinated Note, in each case, as recorded on Schedule 1 annexed to and constituting a part of this Subordinated Note. All payments made in respect of this Subordinated Note shall be allocated among the Sellers by the Master Servicer. Principal not prepaid pursuant to the terms of the Receivables Sale Agreement and of the other Sale Documents shall be payable on the maturity date thereof (the "Maturity Date"). Payments of interest on this Subordinated Note shall be paid on each Settlement Date with respect to amounts accrued and not paid as of the last day of the preceding Settlement Period (or, in the case of the first Settlement Date, as of the date on which this Subordinated Note is issued) and on the Maturity Date by wire transfer of immediately available funds to such account of each Seller as such Seller may designate in writing, provided, however, that accrued interest hereon which is not so paid may instead be added to the principal amount hereof. Notwithstanding the foregoing, no payments of interest or principal may be made under this Subordinated Note at any time except as permitted under the Subordination Agreement referred to below.

                    Default in the payment of principal or interest under this Subordinated Note shall not constitute a default or event of default hereunder or a Purchase Termination Event under the Receivables Sale Agreement or a Termination Event under the Receivables Transfer Agreement.

                    The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Senior Obligations pursuant to, and as defined in, the Subordination Agreement dated as of July 13, 1994 among the maker hereof, the payees named herein and certain other parties. Each holder of this Subordinated Note agrees that it shall have no right to be paid, and shall have no claim to payment, except in accordance with, and subject to the terms of, subsection 2.7 of the Receivables Transfer Agreement.

                    The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The failure of any holder to exercise any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                    Neither this Subordinated Note, nor any right of any Seller to receive payments hereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.

                    THIS SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                        CARCORP, INC.

                                        By:_________________________
                                           Title:

                                                              Schedule 1 to
                                                          Subordinated Note


                     SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL



                                  Amount of   Unpaid
         Seller (if   Amount of   Principal   Principal   Notation
Date     specified)   Loans       Repaid      Balance     Made By
____     __________   _________   _________   ________    ________

____     __________   _________   _________   _________   ________

____     __________   _________   ________    _________   ________

____     __________   _________   _________   _________   ________

____     __________   _________   _________   _________   ________

____     __________   _________   _________   _________   ________

____     __________   _________   _________   _________   ________

____     __________   _________   _________   _________   ________

____     __________   _________   _________   _________   ________

____     __________   _________   _________   _________   ________

____     __________   _________   _________   _________   ________

____     __________   _________   _________   _________   ________

____     __________   _________   _________   _________   ________

____     __________   _________   _________   _________   ________

____     __________   _________   _________   _________   ________

____     __________   _________   _________   _________   ________

____     __________   _________   _________   _________   ________

____     __________   _________   _________   _________   ________


                                EXHIBIT C TO THE RECEIVABLES SALE AGREEMENT
                            EXHIBIT F TO THE RECEIVABLES TRANSFER AGREEMENT


                   [FORM OF ADDITIONAL SELLER/SERVICER SUPPLEMENT]


                    SUPPLEMENT, dated _________________, to (i) the Receivables Sale Agreement, dated as of July 13, 1994 (as amended, the "Receivables Sale Agreement"), among Collins & Aikman Products Co., a Delaware corporation ("C&A Products"), and each of the subsidiaries of C&A Products from time to time parties thereto (the "Sellers"), C&A Products, as master servicer (in such capacity, the "Master Servicer"), and Carcorp, Inc., a Delaware corporation (the "Company"), (ii) the Receivables Transfer and Servicing Agreement, dated as of July 13, 1994 (as amended, the "Receivables Transfer Agreement"), among the Company, the Master Servicer, certain of the Sellers, in their capacities as servicers of the Receivables (in such capacities, the "Servicers"), the several financial institutions from time to time parties thereto (the "Banks") and Chemical Bank, as administrative agent for the Banks (in such capacity, the "Administrative Agent"), and (iii) the Subordination Agreement, dated as of July 13, 1994 (as amended, the "Subordination Agreement"), among the Company, the Sellers from time to time parties thereto and the Administrative Agent.


                                W I T N E S S E T H :


                     WHEREAS, the Receivables Sale Agreement provides that any Subsidiary of C&A Products, although not originally a Seller thereunder, may become a Seller under the Receivables Sale Agreement, with (i) the consent of the Company and the Required Banks and (ii) the satisfaction of each of the conditions precedent set forth in subsection 3.4 of the Receivables Sale Agreement (one of which is the delivery to the Company of a supplement in substantially the form of this Supplement);

                     WHEREAS, the Receivables Transfer Agreement provides that any Subsidiary of C&A Products, although not originally a Servicer thereunder, may become a Servicer under the Receivables Transfer Agreement, with (i) the consent of the Company and the Required Banks to such Subsidiary becoming a Seller under the Receivables Sale Agreement, (ii) the delivery to the Company of a supplement in substantially the form of this Supplement and (iii) the satisfaction of each of the conditions precedent set forth in subsection 3.4 of the Receivables Sale Agreement;

                    WHEREAS, the Subordination Agreement provides that any Subsidiary of C&A Group, although not originally a Seller thereunder, shall become a Seller under the Subordination Agreement immediately upon such Subsidiary becoming a Seller under the Receivables Sale Agreement; and

                    WHEREAS, the undersigned was not an original Seller under the Receivables Sale Agreement and the Subordination Agreement or an original Servicer under the Receivables Transfer Agreement but now desires to become a Seller and a Servicer, respectively, thereunder.

                    NOW, THEREFORE, the undersigned hereby agrees as follows:

                    1. The undersigned agrees to be bound by all of the provisions of each of the Receivables Sale Agreement, the Subordination Agreement and the Receivables Transfer Agreement applicable to a Seller and a Servicer, respectively, thereunder and agrees that it shall, on the date this Supplement is accepted by the Company and the Required Banks, become (a) in the case of the Receivables Sale Agreement and the Subordination Agreement, a Seller and
               (b) in the case of the Receivables Transfer Agreement, a Servicer, for all purposes of the Receivables Sale Agreement, the Subordination Agreement and the Receivables Transfer Agreement, respectively, to the same extent as if originally a party thereto.

                    2. Terms defined in Annex X to the Receivables Transfer Agreement shall have their defined meanings when used herein.

                    IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                        [Insert name of Seller/Servicer]


                                        By________________________________
                                          Title:

          Accepted as of the date first
          above written:

          CARCORP, INC.


          By:
             Title:

          [Required Banks]


          By:
             Title:

                                                                    ANNEX X

                    "ABR":  for any day, a rate per annum (rounded upwards,
               if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and
               (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
               Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                    "ABR Participating Interest":  with respect to any
               Bank, that portion of its Participating Interest in the Receivables with respect to which the Purchase Discount Amount is determined by reference to the ABR.

                    "Accounts":  as defined in subsection 2.1(c)(ii) of the
               Receivables Transfer Agreement.

                    "Acquiring Banks":  as defined in subsection 11.4(d) of
               the Receivables Transfer Agreement.

                    "Additional Seller Supplement":  an instrument
               substantially in the form of Exhibit C to the Receivables Sale Agreement by which a Subsidiary of C&A Products becomes a Seller party to the Receivables Sale Agreement.

                    "Additional Servicer Supplement":  an instrument
               substantially in the form of Exhibit F to the Receivables Transfer Agreement by which a Subsidiary of C&A Products becomes a Servicer party to the Receivables Transfer Agreement.

                    "Adjusted Principal Amount":  (a) in the case of any
               Receivable denominated in U.S. Dollars, the Principal Amount in respect thereof and (b) in the case of any Receivable denominated in Canadian Dollars, the Canadian Exchange Percentage of the Principal Amount in respect thereof.

                    "Adjustment":  as defined in subsection 2.5 of the
               Receivables Sale Agreement.

                    "Adjustment Payment":  as defined in subsection 12.4 of
               the Receivables Transfer Agreement.

                    "Administrative Agent":  Chemical, together with its
               affiliates, as the arranger of the Commitments and as the agent for the Banks under the Receivables Transfer
               Agreement.

                    "Affiliate":  as to any Person, any other Person that
               directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                    "Aggregate Eligible Receivables":  the excess of (a)
               the Applicable Eligible Receivables Percentage of the aggregate outstanding Adjusted Principal Amount of all Receivables over (b) the aggregate Excess Amounts with respect to all Obligors.


                    "Agreement":  the agreement wherein such term is used,
               as the same may from time to time be amended, supplemented or otherwise modified.

                    "Amortization Period":  the period commencing after the
               end of the Commitment Period and ending with the termination of the Receivables Transfer Agreement pursuant to subsection
               4.1 thereof.

                    "Applicable ABR Margin":  (a) prior to the 270th day
               after the Effective Date, 0% and (b) on and after such 270th day, the "Applicable Margin" with respect to "ABR Loans" (as each such term is defined in the Credit Agreement), determined in accordance with the provisions of the Credit
               Agreement as in effect on the Effective Date.

                    "Applicable Eligible Receivables Percentage":  at any
               date of determination, a fraction (expressed as a percentage) equal to (a) the aggregate Adjusted Principal Amount of all Eligible Receivables determined pursuant to the most recent Settlement Statement divided by (b) the aggregate Adjusted Principal Amount of all outstanding Receivables generated by the Sellers determined pursuant to such Settlement Statement.

                    "Applicable Eurodollar Margin":  (a) prior to the 270th
               day after the Effective Date, 0.625% and (b) on and after such 270th day, the "Applicable Margin" with respect to "Eurodollar Loans" (as each such term is defined in the Credit Agreement), determined in accordance with the provisions of the Credit Agreement as in effect on the Effective Date.

                    "Applicable Obligor Percentage":  with respect to any
               Obligor, (a) 7.5%, in the case of any such Obligor having a long-term senior unsecured debt rating of at least A- from S&P or A3 from Moody's or a short-term deposit or commercial paper rating of at least A-1 from S&P or P-1 from Moody's, provided, that in the case of General Motors Corporation, Chrysler Corporation, Ford Motor Company and Honda Motor Co., the Applicable Obligor Percentage shall instead be 17.0% so long as such Obligor maintains a short-term deposit or commercial paper rating of at least A-2 from S&P or P-2 from Moody's; (b) 5.0%, in the case of any such Obligor (not described in clause (a) above) having a long-term senior unsecured debt rating of at least BBB- from S&P or Baa3 from Moody's or a short-term deposit or commercial paper rating of at least A-3 from S&P or P-3 from Moody's; or (c) 2.0%, in the case of any other such Obligor.

                    "Assessment Rate":  for any date, the annual rate
               (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by Chemical to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at Chemical's domestic offices.

                    "Average Default Ratio":  for any Settlement Period, a
               percentage equal to (a) the sum of the Default Ratios for such Settlement Period and each of the two preceding Settlement Periods divided by (b) 3.

                    "Average Dilution Ratio":  with respect to any
               Settlement Period, a fraction (a) the numerator of which is the aggregate amount of Dilutive Credits which are incurred with respect to the Receivables during the twelve-month period ended on the last day of such Settlement Period and
               (b) the denominator of which is the aggregate Adjusted Principal Amount of Receivables generated by the Sellers during the twelve-month period ended on the last day of such Settlement Period.

                    "Bank":  each financial institution listed on Schedule
               1 to the Receivables Transfer Agreement and each financial institution to which an assignment has been made pursuant to the terms of the Receivables Transfer Agreement, and any successor of the foregoing.

                    "benefitted Bank":  as defined in subsection 11.12 of
               the Receivables Transfer Agreement.

                    "Board":  the Board of Governors of the Federal Reserve
               System and any successor thereto.

                    "Business Day":  any day (other than a day which is a
               Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with any Fixed Tranche or the determination of any Eurodollar Rate, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                    "Business Day Received": as defined in subsection
               12.1(d) of the Receivables Transfer Agreement.

                    "C&A Products":  Collins & Aikman Products Co., a
               Delaware corporation.

                    "Canada/Canadian Dollar Concentration Account":  as
               defined in subsection 2.7(a) of the Receivables Transfer
               Agreement.

                    "Canada/U.S. Dollar Concentration Account":  as defined
               in subsection 2.7(a) of the Receivables Transfer Agreement.


                    "Canadian Dollars":  dollars in lawful currency of
               Canada.

                    "Canadian Dollar Subordinated Note":  as defined in
               subsection 8.1 of the Receivables Sale Agreement.

                    "Canadian Exchange Percentage":  at any date, the rate
               at which Canadian Dollars may be exchanged into Dollars (expressed as the percentage of Dollars per Canadian Dollar), determined by reference to the relevant Bloomberg currency page. In the event that such rate does not appear on any Bloomberg currency page, the "Canadian Exchange Percentage" shall be determined by reference to such other publicly available service for displaying exchange rates with respect to Canadian Dollars as may be selected by the Administrative Agent.

                    "Capital Lease Obligations":  with respect to any
               Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combina-tion thereof, which obligations are required to be classi-fied and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                    "Capital Stock":  any and all shares, interests,
               participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, options or other rights to purchase or acquire any of the foregoing.

                    "Cash Equivalents":  book-entry securities, negotiable
               instruments or securities represented by instruments in bearer or registered form which evidence:

                    (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                    (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, that at the time of the investment or contractual commitment to invest therein the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                    (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating of A-1 from S&P or of P-1 from Moody's;

                    (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby;

                    (e) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation;

                    (f) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                    (g) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) above or (ii) so long as the Company takes actual or constructive possession of each security subject to such repurchase obligations, a depository institution or trust company the deposits of which are insured by the Federal Deposit Insurance Corporation; or

                    (h) any other investment permitted by Moody's and S&P for short-term investment of funds supporting securities with a rating of A1/P1 or better.

                    "Change in Control":  (a) any "Change in Control"
               under the Credit Agreement (as such term is defined therein on the Effective Date), (b) except upon the exercise by the Collateral Agent of any of its remedies in accordance with the terms of the Pledge Agreement (as in effect on the Effective Date), the Company shall at any time not be a direct wholly owned Subsidiary of C&A Products or (c) except as permitted pursuant to subsection 9.15 of the Receivables Sale Agreement and subsection 12.10 of the Receivables Transfer Agreement, any Seller or Servicer (other than C&A Products) shall at any time not be wholly owned, either directly or indirectly, by C&A Products.

                    "Charge-Offs":  with respect to the Receivables
               originated by any Seller, for any period, the aggregate amount of such Receivables that are written off, or should be written off, during such period as uncollectible in accordance with the Company Policies.

                    "Chemical":  Chemical Bank, a New York banking
               corporation.

                    "Closing Date":  as defined in subsection 2.3(a) of the
               Receivables Transfer Agreement.

                    "Code":  the Internal Revenue Code of 1986, as amended
               from time to time.

                    "Collateral Agent":  as defined in the Credit
               Agreement.

                    "Collections":  all cash collections and other cash
               proceeds received in respect of Receivables and Related Property including, without limitation, Seller Repurchase Payments and Seller Adjustment Payments and any Investment Earnings.

                    "Commitment":  of each Bank, the amount set forth
               opposite the name of such Bank on Schedule 1 to the Receivables Transfer Agreement, as such amount may be changed pursuant to subsection 2.10 or 11.4 of the Receivables Transfer Agreement.

                    "Commitment Fee":  as defined in subsection 2.4 of the
               Receivables Transfer Agreement.

                    "Commitment Percentage":  as to any Bank, (a) on or
               prior to the termination of the Commitments, the percentage equivalent of a fraction the numerator of which is the Commitment of such Bank and the denominator of which is the Maximum Commitment and (b) thereafter, the percentage equivalent of a fraction the numerator of which is the Commitment of such Bank immediately prior to such termination and the denominator of which is the Maximum Commitment immediately prior to such termination.

                    "Commitment Period":  the period from and including the
               Effective Date, up to but not including the first to occur of (a) the Scheduled Termination Date, (b) any termination of the Commitments pursuant to Article IX of the Receivables Transfer Agreement and (c) termination (but not reduction) of the Commitments pursuant to subsection 2.10 of the Receivables Transfer Agreement.

                    "Company":  Carcorp, Inc., a Delaware corporation.

                    "Company Policies":  the written policies of the
               Company with respect to Charge-Offs and Write-Offs of Receivables.



                    "Complete Servicing Transfer":  as defined in
               subsection 12.2(d) of the Receivables Transfer Agreement.

                    "Concentration Accounts":  the collective reference to
               the U.S. Concentration Account, the Canada/U.S. Dollar Concentration Account and the Canada/Canadian Dollar Concentration Account.

                    "Contractual Obligation":  as to any Person, any
               provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                    "Control":  the possession, directly or indirectly, of
               the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                    "Credit Agreement":  the Credit Agreement dated as of
               June 22, 1994 among the Credit Agreement Borrower, WCA Canada, Inc., as Canadian Borrower, Collins & Aikman Corporation, as Guarantor, the Lenders named therein, Continental Bank, N.A. and NationsBank, N.A., as Managing Agents, and Chemical Bank, as Administrative Agent, as amended, supplemented or otherwise modified from time to time.

                    "Credit Agreement Borrower":  C&A Products Co.

                    "Daily Report":  as defined in subsection 12.5(a) of
               the Receivables Transfer Agreement.

                    "Days Sales Outstanding":  as of any day, the product
               of (a) 91 and (b) the amount obtained by dividing (i) the difference between (x) the aggregate Adjusted Principal Amount of the Receivables and (y) the aggregate bad debt reserve of the Sellers, in each case as at the end of the fiscal month immediately preceding the most recent Settlement Date, by (ii) aggregate net sales of the Sellers for the three-fiscal-month period immediately preceding the most recent Settlement Date.

                    "Defaulted Receivable":  any Receivable which has been
               charged off, or should have been charged off, by the related Servicer as uncollectible in accordance with the Policies of such Servicer and the Company Policies.

                    "Default Ratio": (a) with respect to any Settlement
               Period ending on or before April 30, 1994, a fraction (i) the numerator of which is the aggregate Adjusted Principal Amount of Receivables which first became 60 to 89 days past due as of the last day of such month and (ii) the denominator of which is the aggregate Adjusted Principal Amount of Receivables generated by the Sellers during the fourth preceding Settlement Period and (b) with respect to any Settlement Period ending on any date thereafter, a fraction (i) the numerator of which is the aggregate Adjusted Principal Amount of Receivables which first became 90 to 119 days past due as of the last day of such month and
               (ii) the denominator of which is the aggregate Adjusted Principal Amount of Receivables generated by the Sellers during the fifth preceding Settlement Period.

                    "Dilution Reserve Ratio":  as of any day, the
               percentage equivalent, determined pursuant to the most recent Settlement Statement, of the product of (x) the sum of clauses (i) and (ii) below and (y) clause (iii) below:

                    (i) (A) 2.0 times (B) the Average Dilution Ratio for
               the most recently ended Settlement Period;

                    (ii) the product of (A)(x) the highest Peak Dilution
               Ratio during the period of 12 fiscal months ended on the last day of the most recently ended Settlement Period minus
               (y) the amount determined pursuant to clause (i)(B) of this definition and (B) the amount determined pursuant to clause
               (A)(x) above divided by the amount determined pursuant to clause (A)(y) above; and

                    (iii) (A) the aggregate Adjusted Principal Amount of
               Receivables generated by the Sellers during the most recently ended Settlement Period divided by (B) the aggregate Adjusted Principal Amount of Eligible Receivables on the last day of such Settlement Period.

                    "Dilutive Credits":  for any period, the aggregate
               amount of discount expense, rebates, refunds, billing error expense, credits against Receivables and other adjustments or allowances in respect of Receivables permitted or incurred by the Seller or Servicer with respect thereto during such period.

                    "Discount Rate":  as of any day, the sum of (a) the
               weighted average Purchase Discount Amount rate in effect with respect to the Participating Interest as at the end of the fiscal month immediately preceding the most recent Settlement Date and (b) the amount obtained by dividing (i) the aggregate amount of fees (other than the Monthly Servicing Fee and the Purchase Discount Amount) accrued with respect to the Participating Interest during the fiscal month immediately preceding the most recent Settlement Date by (ii) the average daily Net Investment during such fiscal month.

                    "Discounted Percentage":  as defined in Schedule 3 to
               the Receivables Sale Agreement.

                    "Documents":  as defined in subsection 5.15(d)(3) of
               the Receivables Sale Agreement.

                    "Dollars", "U.S. Dollars" and "$":  dollars in lawful
               currency of the United States of America.

                    "Early Termination":  as defined in Article VII of the
               Receivables Sale Agreement.

                    "Effective Date":  as defined in subsection 6.1 of the
               Receivables Transfer Agreement.

                    "Eligible Letter of Credit":  any irrevocable direct
               pay or standby letter of credit (a) issued in favor of the Company by (i) any Bank or (ii) any commercial bank that (x) has combined capital and surplus of not less than $500,000,000 and (y) has (or the holding company parent of which has) a long-term senior unsecured debt rating of at least A from S&P or at least A2 from Moody's and (b) which permits the Company to draw, upon notice to the issuing bank, an amount equal to the entire face amount of any Receivable supported thereby, in Dollars payable by the issuing bank in the United States, no later than 90 days after the original invoice date with respect to such Receivable.

                    "Eligible Obligor":  each Obligor that satisfies each
               of the following eligibility criteria:

                         (a) it is not organized or located (within the meaning of Section 9-103(3)(d) of the New York Uniform Commercial Code) in a jurisdiction other than the United States; provided, however, that (i) Receivables which have Obligors organized or located in Canada or which are Japanese Obligors or (ii) Receivables which have Obligors not otherwise described in clause (i) above which are located (within the meaning of Section 9-103(3)(d) of the New York Uniform Commercial Code) outside the United States shall be excluded from this clause (a) if (x) in the case of clauses (i) and (ii) above, such Receivables would otherwise be Eligible Receivables and (y) in the case of clause (ii) above,
                    (1) such Receivables are supported by an Eligible Letter of Credit and (2) the aggregate Adjusted Principal Amount of all such Receivables does not exceed 15% of the Adjusted Principal Amount of the Eligible Receivables;

                         (b) it is not a direct or indirect Subsidiary of Holdings;

                         (c) it is not a domestic or foreign government or any agency, department, or instrumentality thereof; provided, however, that up to 3% of the aggregate Adjusted Principal Amount of the Eligible Receivables may be owing by the United States government or any agency, department or instrumentality thereof; and

                         (d) it is not the subject of any reorganization, bankruptcy, receivership, custodianship or insolvency, unless the payment of Receivables from such Obligor is secured in a manner satisfactory to the Administrative Agent or, if such Receivables arise subsequent to a decree or order for relief under the Bankruptcy Reform Act of 1978, as amended, with respect to such Obligor, the Administrative Agent shall have determined that timely payment and collection of such Receivables will not be impaired.

                    "Eligible Receivable":  as of any date, each Receivable
               in existence as of such date that is not subject to a Repurchase Event and (i) which the Administrative Agent determines, in its commercially reasonable judgment, to be an "Eligible Receivable" or (ii) that satisfies each of the following eligibility criteria:

                         (a)  the Company has lawful title to such
                    Receivable, free and clear of all Liens other than the security interest in favor of the Banks;

                         (b) the Banks have a Lien on such Receivable, which Lien is legal, valid, binding, perfected and first priority under the Uniform Commercial Code or other applicable law;

                         (c) the Company has the full and unqualified right to assign and grant a Lien on such Receivable to the Banks;

                         (d) such Receivable is payable in Dollars in the United States or Canada and is a legal, valid, binding and enforceable obligation of the Obligor under such Receivable; provided, however, that Receivables having an aggregate Adjusted Principal Amount equal to no more than 10% of the aggregate Adjusted Principal Amount of all Eligible Receivables may be payable in Canadian dollars in the United States or Canada;

                         (e) such Receivable is not subject to any bona fide dispute, setoff, counterclaim or other claim or defense on the part of the related Obligor denying liability under such Receivable in whole or in part; provided, however, that any such Receivable shall constitute an Eligible Receivable to the extent it is not subject to any such dispute, setoff, counterclaim or other claim or defense;

                         (f) such Receivable is evidenced by an invoice rendered to the related Obligor and is not evidenced by any "instrument" or "chattel paper", as such terms are defined in the Uniform Commercial Code;

                         (g) such Receivable is a bona fide Receivable which arose in the ordinary course of business, and with respect to which,

                              (i) in the case of a Receivable arising from the sale of goods, such goods have been shipped or delivered to and accepted by the Obligor, such Receivable was created as a result of a sale on an absolute basis and not on a consignment, approval or sale-and-return basis and all other actions have been taken necessary to create a binding obligation on the part of the Obligor for such Receivable, and

                              (ii) in the case of a Receivable relating to the sale of services, such services have been performed or completed and accepted by the Obligor and all other actions have been taken necessary to create a binding obligation on the part of the Obligor;

                         (h) the Obligor with respect to such Receivable is an Eligible Obligor;

                         (i) such Receivable is not outstanding more than 90 days past the original invoice date with respect thereto (which date, for all purposes of eligibility, shall not be later than the shipment date of the goods giving rise to such Receivable); provided, however, that Receivables of Imperial Wallcoverings, Inc. and Imperial Wallcoverings (Canada), Inc. (not to exceed an aggregate Adjusted Principal Amount of $12,500,000) may be outstanding for up to, but not in excess of, 120 days past such original invoice date;

                         (j) payment with respect to such Receivable, if by check, has not been returned for insufficient funds;

                         (k) such Receivable has not been placed with an attorney for collection;

                         (l) such Receivable, to the extent it represents a consumer credit card receivable, conforms to all federal and state consumer protection laws;

                         (m) if such Receivable represents a consumer credit card receivable, the outstanding balance of such Receivable does not reflect more than two arrearages; and



                         (n)  such Receivable has such other
                    characteristics or criteria as the Administrative Agent, in its reasonable discretion, may specify in writing to the Company.

                    "Equipment":  as defined in subsection 2.1(c)(i) of the
               Receivables Transfer Agreement.

                    "ERISA":  the Employee Retirement Income Security Act
               of 1974, as the same may be amended from time to time.

                    "ERISA Affiliate":  with respect to any Person, any
               trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under Section 414 of the Code.

                    "Eurodollar Participating Interest":  with respect to
               any Bank, that portion of its Participating Interest in the Receivables with respect to which the Purchase Discount Amount is determined by reference to the Eurodollar Rate.

                    "Eurodollar Rate":  with respect to each day during
               each Transfer Period pertaining to a Fixed Tranche, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the Eurodollar Base Rate in effect for such Transfer Period and (b) Statutory Reserves. For purposes hereof, (a) if at least two offered rates for deposits in dollars for a period comparable to the applicable Transfer Period appear on page 3750 (or any successor page) of the Dow Jones Telerate Screen as of 11:00 a.m., London time, on the day that is two Business Days prior to the first day of such Transfer Period, the term "Eurodollar Base Rate" shall mean the arithmetic mean of all such offered rates and (b) if fewer than two such offered rates so appear on page 3750 (or any successor page) of the Dow Jones Telerate Screen, the term "Eurodollar Base Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to Chemical's portion of the applicable Fixed Tranche and for a period comparable to the applicable Transfer Period are offered to Chemical's office in which its relevant eurodollar operations are being conducted in immediately available funds in the eurodollar market at approximately 11:00 a.m., New York time, on the day that is two Business Days prior to the first day of such Transfer Period.

                    "Excess Amount":  at any time, with respect to any
               Obligor, the excess (if any) of (a) the aggregate outstanding Adjusted Principal Amount of the Eligible Receivables owing by such Obligor over (b) the Applicable Obligor Percentage of the aggregate outstanding Adjusted Principal Amount of all Eligible Receivables; provided, that the Excess Amount of each Obligor shall be deemed to be zero until the first Settlement Date subsequent to the 270th day after the Effective Date.

                    "Excess Application Amount":  as defined in subsection
               2.12(c) of the Receivables Transfer Agreement.

                    "Facility Amount":  $150,000,000.

                    "Financial Officer":  of any corporation, the chief
               financial officer, Senior Vice President-Finance and Accounting, Vice President-Finance, Controller, or Treasurer of such corporation.

                    "Fixed Tranche":  a portion of the Net Investment on
               which the rate at which the Purchase Discount Amount accrues is based upon the Eurodollar Rate.

                    "Floating Tranche":  that portion of the Net Investment
               not allocated to a Fixed Tranche and the Purchase Discount Amount in respect of which is based upon the ABR.

                    "Force Majeure Delay":  with respect to any Servicer or
               the Master Servicer, any cause or event which is beyond the control and not due to the negligence of such Servicer or the Master Servicer, as the case may be, which delays, prevents or prohibits such Person's delivery of Seller Daily Reports or Daily Reports and/or Seller Settlement Statements or Settlement Statements, as the case may be, including, without limitation, computer, electrical and mechanical failures, acts of God or the elements and fire; provided that no such cause or event shall be deemed to be a Force Majeure Delay unless the affected Servicer or Master Servicer shall have given the Company and the Administrative Agent written notice thereof as soon as possible after the beginning of such delay.

                    "GAAP":  generally accepted accounting principles in
               the United States of America as in effect from time to time.

                    "Governmental Authority":  any international, Federal,
               state, regional, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                    "Guarantee":  of or by any Person, shall mean (a) any
               obligation, contingent or otherwise, of such Person guaran-teeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or other financial statement conditions or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or
               (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                    "Holdings":  Collins & Aikman Corporation, a Delaware
               corporation.

                    "Incipient Purchase Termination Event":  any condition
               or act specified in Article VII of the Receivables Sale Agreement that, with the giving of notice or the lapse of time or both, would become a Purchase Termination Event.

                    "Increase in Net Investment":  for any applicable
               Closing Date, the Dollar amount by which the Net Investment of the Banks is being increased on such Closing Date.

                    "Indebtedness":  of any Person at any date, (a) all
               indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all Capital Lease Obligations of such Person, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned or acquired by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (g) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner; provided that, if the sole asset of such Person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any Indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited.

                    "Indemnified Liabilities":  as defined in subsection
               9.3 of the Receivables Sale Agreement.

                    "Indemnitee":  as defined in subsection 11.3 of the
               Receivables Transfer Agreement.

                    "Intermediate Lockbox Account":  as defined in
               subsection 12.1(b) of the Receivables Transfer Agreement.

                    "Invested Percentage":  a fraction the numerator of
               which is Net Investment and the denominator of which is Aggregate Eligible Receivables.

                    "Investment Earnings":  as defined in subsection
               2.7(a)(iii) of the Receivables Transfer Agreement.

                    "Japanese Obligor":  any of Fuji Heavy Industries,
               Inc., Toyota Motor Co., Honda Motor Co., Ltd., Toyota Tsusho Corp., or Kotobakiya Fronte Co., Inc.

                    "Lien":  with respect to any asset, (a) any mortgage,
               deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                    "Lockbox Account" means each blocked deposit account
               identified by number and name of bank on Schedule 3 to the Receivables Transfer Agreement, including the box identified by location and number on such Schedule 3, and any replacements therefor or additions thereto which are acceptable to the Administrative Agent.

                    "Lockbox Agreement" means a lockbox agreement in form
               and substance satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.14 of the Receivables Transfer Agreement.

                    "Lockbox Bank" means each bank listed on Schedule 3,
               and any replacements therefor or additions thereto agreed to in writing by the Administrative Agent.


                    "Loss Reserve Ratio":  as of any day thereafter, the
               percentage equivalent, determined pursuant to the most recent Settlement Statement, of the product of:

                    (i) the highest Average Default Ratio during the period
               of twelve consecutive fiscal months ended on the last day of the most recently ended Settlement Period; and

                    (ii) (A) the aggregate Adjusted Principal Amount of
               Receivables generated by the Sellers during the 3.5 preceding Settlement Periods divided by the outstanding Adjusted Principal Amount of Eligible Receivables as of the last day of the preceding Settlement Period; and

                    (iii) 2.0.

                    "Loss to Liquidation Ratio":  a ratio (expressed as a
               percentage), as of the last day of any fiscal month, equal to (a) the difference, if any, between (i) the aggregate reduction in the outstanding Adjusted Principal Amount of all Receivables as a result of Write-Offs during the immediately preceding twelve-fiscal-month period and (ii) the aggregate amount of Recoveries during such twelve-fiscal-month period, divided by (b) four times the aggregate amount of Collections during the immediately preceding three-fiscal-month period.

                    "Margin Stock":  as defined in Regulation U.

                    "Master Servicer":  C&A Products, in its capacity as
               Master Servicer under the Receivables Transfer Agreement.

                    "Material Adverse Effect":  (a) with respect to the
               Master Servicer, any Servicer or any Seller, (i) a materi-ally adverse effect on the business, assets, properties, operations or financial condition of C&A Products and its Subsidiaries, taken as a whole, (ii) a material impairment of the ability of the Master Servicer, any

               Servicer or any
               Seller to perform any of its material obligations under any Transaction Document to which it is or will be a party or to consummate the Transactions or the Sale Transactions or
               (iii) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Administrative Agent or the Banks under, any Transaction Document or (b) with respect to the Company,
               (i) a materially adverse effect on the business, assets, properties, operations or financial condition of the Company, (ii) a material impairment of the ability of the Company to perform any of its material obligations under any Transaction Document to which it is or will be a party or to consummate the Transactions or the Sale Transactions or
               (iii) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Administrative Agent or the Banks under, any Transaction Document.

                    "Maximum Commitment":  $150,000,000, as such amount may
               be reduced pursuant to subsection 2.10 of the Receivables Transfer Agreement.

                    "Maximum Invested Percentage":  at a particular date,
               100% minus the greater of (a) 17% and (b) the Required Reserve Percentage.

                    "Maximum Transfer Amount":  at a particular date, the
               lesser of (a) the Maximum Commitment at such date and (b) the product of (i) the Maximum Invested Percentage at such date and (ii) Aggregate Eligible Receivables (which, for purposes of this definition, shall not include a Seller from which the Company has ceased purchasing Receivables pursuant to subsection 9.15 of the Receivables Sale Agreement and shall not include, from the date which is 30 days after the date of any such termination, a Seller with respect to which the Company has terminated its obligation to acquire Receivables pursuant to Article VII of the Receivables Sale Agreement) as of the close of business on the Business Day preceding such date.

                    "Monthly Servicing Fee":  for each Settlement Period,
               the product of (a) the number of days in such period, (b) 1% and (c) the average daily principal balance of Purchased Receivables during such period divided by 365.

                    "Moody's":  Moody's Investors Service, Inc. and its
               successors.

                    "Multiemployer Plan":  with respect to any Person, a
               multiemployer plan as defined in Section 4001(a)(3) of ERISA to which such Person or any ERISA Affiliate of such Person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                    "Net Investment":  at any time, the excess, if any, of
               (a) the aggregate of the amount paid by the Banks pursuant to subsections 2.2 and 2.3 of the Receivables Transfer Agreement over (b) the aggregate amount of Collections distributed to the

               Banks in repayment of the Net Investment pursuant to the Receivables Transfer Agreement.

                    "Obligor":  with respect to any Receivable, the Person
               or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.




                    "Overallotment Option":  as defined in the Credit
               Agreement.

                    "Partial Servicing Transfer":  as defined in subsection
               12.2(d) of the Receivables Transfer Agreement.

                    "Participants":  as defined in subsection 11.4(b) of
               the Receivables Transfer Agreement.

                    "Participating Interest":  as defined in subsection 2.2
               of the Receivables Transfer Agreement.

                    "Payment Date":  as defined in subsection 2.3(a) of the
               Receivables Sale Agreement.

                    "PBGC":  the Pension Benefit Guaranty Corporation
               referred to and defined in ERISA (or any successor).

                    "Peak Dilution Ratio":  with respect to any Settlement
               Period, a fraction (a) the numerator of which is the aggregate amount of Dilutive Credits which are incurred with respect to the Receivables during the two-month period ended on the last day of such Settlement Period and (b) the denominator of which is the aggregate Adjusted Principal Amount of Receivables generated by the Sellers during the two-month period ended on the last day of such Settlement Period.

                    "Person":  any natural person, corporation, business
               trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                    "Plan":  with respect to any Person, any pension plan
               (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of such Person or any ERISA Affiliate of such Person.

                    "Pledge Agreement":  the Pledge Agreement referred to
               in the Credit Agreement.

                    "Policies":  with respect to any Seller which has set
               forth its credit and collection policies in writing, such written credit and collection policies as they have been applied by such Seller in the ordinary course of its business prior to the Effective Date and, with respect to any Seller which has not set forth its credit and collection policies in writing, its credit and collection policies as in effect and applied by such Seller in the ordinary course of its business prior to the Effective Date, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Receivables Transfer Agreement and the Receivables Sale Agreement.

                    "Pooled Property":  as defined in subsection 2.1(a) of
               the Receivables Transfer Agreement.

                    "Potential Termination Event":  any Termination Event
               and any event or condition that upon notice, lapse of time or both would constitute a Termination Event.

                    "Preliminary Prospectus":  the preliminary prospectus
               of Holdings dated June 2, 1994, filed with the Securities and Exchange Commission in connection with the underwritten public offering of shares of common stock, par value $.01 per share, of Holdings, as amended or supplemented from time to time.

                    "Principal Amount":  with respect to any Receivable,
               the amount due thereunder (expressed in U.S. Dollars or Canadian Dollars, as the case may be), net of any available prompt payment discount, volume discount or other promotional discount or rebate.

                    "Purchase Discount Amount":  a purchase discount which
               (a) accrues to the Banks in respect of the Participating Interest; (b) is payable in arrears on each Purchase Discount Amount Payment Date (both prior to and after the commencement of the Amortization Period) occurring during the period commencing on the date of the first transfer and assignment of the Participating Interest in Receivables and Related Property pursuant to subsection 2.3(a) of the Receivables Transfer Agreement and ending on the date on which the Net Investment is equal to zero and the Commitments of the Banks have terminated; and (c) is calculated at a rate per annum equal to: (i) in respect of that portion of the Net Investment allocated to any Fixed Tranche, the sum of the Eurodollar Rate with respect thereto plus the Applicable Eurodollar Margin and (ii) in respect of that portion of the Net Investment not allocated to any Fixed Tranche, the sum of the ABR in effect from time to time during the period for which payment is made plus the Applicable ABR Margin.

                    "Purchase Discount Amount Payment Date":  (a) as to the
               Floating Tranche, each Settlement Date, (b) as to any Fixed Tranche having a Transfer Period of one, two or three months, the last day of such Transfer Period, (c) as to any Fixed Tranche having a Transfer Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Transfer Period, and the last day of such Transfer Period and (d) as to any Tranche, any date on which the principal portion of the Net Investment represented thereby is paid, prepaid or is otherwise due (by mandatory prepayment, acceleration or otherwise).

                    "Purchase Price":  as defined in subsection 2.2 of the
               Receivables Sale Agreement.

                    "Purchase Termination Event":  as defined in Article
               VII of the Receivables Sale Agreement.

                    "Purchased Receivable":  any Receivable sold to the
               Company by any Seller pursuant to, and in accordance with the terms of, the Receivables Sale Agreement and not resold to such Seller pursuant to subsection 2.1(b) or 2.6 thereof.

                    "Rating Agencies":  Moody's and S&P.

                    "Recapitalization Transactions":  as defined in the
               Credit Agreement.

                    "Receivables":  the indebtedness and payment
               obligations of any Person to a Seller arising from a sale of merchandise or services by such Seller, including, without limitation, any right to payment for goods sold or leased or for services rendered, and including the right of payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto.

                    "Receivables Sale Agreement":  the Receivables Sale
               Agreement, dated as of July 13, 1994, among the Sellers, the Master Servicer and the Company, as buyer, as amended, supplemented or otherwise modified from time to time.

                    "Receivables Transfer Agreement":  the Receivables
               Transfer and Servicing Agreement, dated as of July 13, 1994, among the Company, as seller, the Master Servicer, the Servicers, the Banks and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

                    "Recoveries":  amounts collected in respect of
               Defaulted Receivables.

                    "Reduction Date":  as defined in subsection 2.11(b) of
               the Receivables Transfer Agreement.

                    "Register":  as defined in subsection 11.4(e) of the
               Receivables Transfer Agreement.

                    "Regulation G, T, U or X":  Regulation G, T, U or X,
               respectively, of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                    "Related Property":  as defined in subsection
               2.1(a)(iv) of the Receivables Transfer Agreement.

                    "Replacement Facility":  as defined in subsection 12.6
               of the Receivables Transfer Agreement.

                    "Reportable Event":  any reportable event as defined in
               Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
               Section 414 of the Code).

                    "Reporting Day":  as defined in subsection 12.5 of the
               Receivables Transfer Agreement.

                    "Repurchase Amount":  as defined in subsection 2.6 of
               the Receivables Sale Agreement.

                    "Repurchase Event":  as defined in subsection 2.6 of
               the Receivables Sale Agreement.

                    "Required Banks":  Banks having Commitment Percentages
               the sum of which, in the aggregate, is equal to or exceeds
               51%.

                    "Required Reserve Percentage":  as of any day, the sum,
               expressed as a percentage, of (a) the Loss Reserve Ratio,
               (b) the Dilution Reserve Ratio, (c) the Yield Reserve Ratio and (d) the Servicing Reserve Ratio.

                    "Requirement of Law":  as to any Person, any law,
               treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                    "Responsible Officer":  with respect to any Person, the
               chief executive officer, the president, any senior vice president or any vice president of such Person or, with respect to financial matters, the chief financial officer, Senior Vice President-Finance and Accounting, Vice President-Finance, Controller, or Treasurer of such Person.

                    "Restricted Payments":  as defined in subsection 8.7 of
               the Receivables Transfer Agreement.

                    "Retransfer Payment":  as defined in subsection 5.3(b)
               of the Receivables Transfer Agreement.

                    "S&P":  Standard & Poor's Ratings Group and its
               successors.

                    "Sale Documents":  the Receivables Sale Agreement, the
               Subordinated Notes and the Subordination Agreement.

                    "Sale Termination Date":  as defined in subsection
               9.15(b) of the Receivables Sale Agreement.

                    "Sale Transactions":  as defined in subsection 4.1(b)
               of the Receivables Sale Agreement.

                    "Scheduled Termination Date":  the seventh anniversary
               of the Effective Date.

                    "Seller Addition Date":  as defined in subsection 3.4
               of the Receivables Sale Agreement.

                    "Seller Adjustment Payment":  as defined in subsection
               2.5 of the Receivables Sale Agreement.

                    "Seller Daily Report":  as defined in subsection
               12.5(a) of the Receivables Transfer Agreement.

                    "Seller Repurchase Payment":  as defined in subsection
               2.6 of the Receivables Sale Agreement.

                    "Seller Settlement Statement":  as defined in
               subsection 12.5(b) of the Receivables Transfer Agreement.

                    "Sellers":  as defined in the preamble to the
               Receivables Sale Agreement.

                    "Servicer Default":  any Servicer Event of Default and
               any event or condition that upon notice, lapse of time or both would constitute a Servicer Event of Default.

                    "Servicer Event of Default":  as defined in subsection
               12.12 of the Receivables Transfer Agreement.

                    "Servicer Transfer Payment":  as defined in subsection
               12.7 of the Receivables Transfer Agreement.

                    "Servicers":  each Seller party to the Receivables
               Transfer Agreement in its capacity as a servicer (excluding any such Sellers which have been terminated as Servicers in accordance with the provisions of the Receivables Transfer Agreement) together with any other Person which has been added as a Servicer in accordance with the provisions of the Receivables Transfer Agreement, in their capacities as servicers under the Receivables Transfer Agreement.

                    "Servicing Reserve Percentage":  as of any day, 0.25%.

                    "Servicing Reserve Ratio":  as of any day, (a) 2.0
               times (b) the Servicing Reserve Percentage.

                    "Settlement Date":  with respect to any fiscal month,
               the day that is 22 calendar days following the last day of such fiscal month (or if such 22nd calendar day is not a Business Day, the next succeeding Business Day).

                    "Settlement Period":  each fiscal month.

                    "Settlement Statement":  as defined in subsection
               12.5(b) of the Receivables Transfer Agreement.

                    "Settlement Statement Date":  with respect to any
               fiscal month for which a Settlement Statement is required to be prepared, the day that is 20 calendar days following the last day of such fiscal month (or, if such 20th calendar day is not a Business Day, the next succeeding Business Day).

                    "Single Employer Plan":  any Plan which is covered by
               Title IV of ERISA, but which is not a Multiemployer Plan.

                    "Specified Bankruptcy Opinion Provisions":  the
               provisions contained in the legal opinion delivered pursuant to subsection 6.1(b)(i) of the Receivables Transfer Agreement (and substantially in the form of Exhibit D-2 thereto) under the headings "Transactions", "Corporate Procedures and Financial Effect" and "Disclosure of the Transactions".

                    "Statutory Reserves":  a fraction (expressed as a
               decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject (a) with respect to the Base CD Rate (as such term is used in the definition of "ABR"), for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Eurodollar Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Fixed Tranches shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                    "Subordinated Notes":  as defined in subsection 8.1 of
               the Receivables Sale Agreement.

                    "Subordination Agreement":  the Subordination
               Agreement, dated as of July 13, 1994 among the Sellers, the Master Servicer, the Company and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

                    "Subsequent Financing Party":  as defined in subsection
               9.4 of the Receivables Sale Agreement.

                    "Subsidiary":  with respect to any Person (herein
               referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                    "Substitute Servicer":  as defined in subsection
               12.2(d) of the Receivables Transfer Agreement.

                    "Termination Event":  as defined in Article IX of the
               Receivables Transfer Agreement.

                    "Tranches":  the collective reference to the Floating
               Tranche and the Fixed Tranches.

                    "Transaction Documents":  the Receivables Transfer
               Agreement, the Receivables Sale Agreement, the Subordination Agreement and the Lockbox Agreements.

                    "Transaction Parties":  the Company, the Master
               Servicer, the Sellers and the Servicers.

                    "Transactions":  as defined in subsection 5.1(b) of the
               Receivables Transfer Agreement.

                    "Transfer Notice":  as defined in subsection 12.2(d) of
               the Receivables Transfer Agreement.

                    "Transfer Period":  with respect to any portion of the
               Net Investment allocated to a Fixed Tranche:

                         (a)  initially, the period commencing on the
                    Closing Date or conversion date, as the case may be, with respect to such Fixed Tranche and ending one, two, three or six months thereafter, as selected by the Company in its notice of Closing Date or notice of conversion, as the case may be, given with respect thereto; and

                         (b) thereafter, each period commencing on the last day of the next preceding Transfer Period applicable to such Fixed Tranche and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Transfer Period with respect thereto;

               provided that, all of the foregoing provisions relating to Transfer Periods are subject to the following:

                         (1) if any Transfer Period would otherwise end on a day that is not a Business Day, such Transfer Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Transfer Period into another calendar month in which event such Transfer Period shall end on the immediately preceding Business Day;

                         (2) any Transfer Period that would otherwise
                    extend beyond the Scheduled Termination Date shall end on the Scheduled Termination Date; and

                         (3) any Transfer Period that begins on the last
                    Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Transfer Period) shall end on the last Business Day of a calendar month.

                    "Transferee":  as defined in subsection 11.4(g) of the
               Receivables Transfer Agreement.

                    "Transferred Agreement":  as defined in subsection
               2.1(b) of the Receivables Transfer Agreement.

                    "Transferring Servicer":  as defined in subsection
               12.2(d) of the Receivables Transfer Agreement.

                    "U.S. Concentration Account":  as defined in subsection
               2.7(a) of the Receivables Transfer Agreement.

                    "U.S. Dollar Subordinated Note":  as defined in
               subsection 8.1 of the Receivables Sale Agreement.

                    "Withdrawal Liability":  liability to a Multiemployer
               Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                    "Write-Offs":  with respect to any Seller, for any
               period, the aggregate amount of Receivables that are written off during such period as uncollectible in accordance with the Company Policies.

                    "Yield Reserve Ratio":  as of any day, the amount as of
               such day obtained by dividing (a) the product of (i) 1.75,
               (ii) Days Sales Outstanding as of the Settlement Date immediately preceding such day and (iii) the Discount Rate in effect as of the Settlement Date immediately preceding such day by (b) 360.